Exhibit 4.1


THIS INDENTURE IS, FOR PURPOSES OF TITLE 38 OF THE COLORADO REVISED STATUTES, THE "ORIGINAL EVIDENCE OF INDEBTEDNESS" SECURED BY THE DEED OF TRUST (AS DEFINED HEREIN).







================================================================================




                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.

                                  $100,000,000

                        13% FIRST MORTGAGE NOTES DUE 2005

                           ---------------------------

                                    INDENTURE

                           Dated as of March 14, 2000

                           ---------------------------

                                  SunTrust Bank


                                     Trustee






================================================================================

                    Windsor Woodmont Black Hawk Resort Corp.

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture dated as of March 14, 2000

                 ----------------------------------------------



           Trust Indenture
             Act Section                              Indenture Section
             -----------                              -----------------

           (S) 310(a)(1)                                 7.10
           (S) 310(a)(2)                                 7.10
           (S) 310(b)                                    7.03
           (S) 311                                       7.03; 7.11
           (S) 312(a)                                    2.05
           (S) 312(b)                                   11.03
           (S) 312(c)                                   11.03
           (S) 313(a)                                    7.06
           (S) 313(b)                                    7.06; 7.07
           (S) 313(c)                                    7.06
           (S) 314(a)                                    4.03
           (S) 314(a)(4)                                 4.04
           (S) 314(b)                                   10.02(b) and (c)
           (S) 314(c)                                   11.04
           (S) 314(d)                                   10.03; 10.04
           (S) 314(e)                                   11.05
           (S) 315(a)                                    7.02
           (S) 315(b)                                    7.05
           (S) 315(c)                                    7.01(a)
           (S) 315(d)                                    7.01(d)
           (S) 315(e)                                    6.11
           (S) 316(a)(1)(A)                              6.05
           (S) 316(a)(1)(B)                              6.04
           (S) 316(b)                                    6.07
           (S) 317(a)(1)                                 6.08
           (S) 317(a)(2).                                6.09
           (S) 317(b)                                    2.04
           (S) 318(a)                                   11.01
           (S) 318(c)                                   11.01


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE 1.
         DEFINITIONS AND INCORPORATION BY REFERENCE............................1
         Section 1.01.   Definitions...........................................1
         Section 1.02    Incorporation by Reference of Trust Indenture Act....26
         Section 1.03.   Rules of Construction................................27

ARTICLE 2.
         THE NOTES............................................................27
         Section 2.01    Form and Dating......................................27
         Section 2.02    Execution and Authentication ........................28
         Section 2.03.   Registrar and Paying Agent...........................29
         Section 2.04.   Paying Agent to Hold Money in Trust..................30
         Section 2.05.   Holder Lists.........................................30
         Section 2.06.   Transfer and Exchange................................30
         Section 2.07.   Replacement Notes....................................44
         Section 2.08.   Outstanding Notes....................................44
         Section 2.09.   Treasury Notes.......................................45
         Section 2.10.   Temporary Notes......................................45
         Section 2.11.   Cancellation.........................................45
         Section 2.12.   Defaulted Interest...................................45
         Section 2.13.   CUSIP Number.........................................46
         Section 2.14.   Exchange Registration................................46

ARTICLE 3.
         REDEMPTION AND PREPAYMENT............................................46
         Section 3.01    Notices to Trustee...................................46
         Section 3.02.   Selection of Notes to Be Redeemed....................46
         Section 3.03.   Notice of Redemption.................................47
         Section 3.04.   Effect of Notice of Redemption.......................47
         Section 3.05.   Deposit of Redemption Price..........................48
         Section 3.06.   Notes Redeemed in Part...............................48
         Section 3.07.   Optional Redemption..................................48
         Section 3.08    Mandatory Redemption.................................49
         Section 3.09.   Gaming Redemption....................................49
         Section 3.10.   Offer to Purchase by Application of Excess Proceeds .50

ARTICLE 4.
         COVENANTS............................................................52
         Section 4.01.   Payment of Notes.....................................52
         Section 4.02.   Maintenance of Office or Agency......................52

         Section 4.03.   Reports..............................................53
         Section 4.04.   Compliance Certificate...............................53
         Section 4.05.   Taxes................................................54
         Section 4.06.   Stay, Extension and Usury Laws.......................54
         Section 4.07.   Restricted Payments..................................54
         Section 4.08.   Dividend and Other Payment Restrictions Affecting
                          Subsidiaries .......................................58
         Section 4.09.   Incurrence of Indebtedness and Issuance of
                          Preferred Stock.....................................59
         Section 4.10.   Asset Sales..........................................63
         Section 4.11.   Transactions with Affiliates.........................65
         Section 4.12.   Liens................................................67
         Section 4.13.   Line of Business.....................................67
         Section 4.14.   Corporate Existence..................................67
         Section 4.15.   Articles of Incorporation............................67
         Section 4.16.   Limitation on Sale and Leaseback Transactions .......67
         Section 4.17.   Limitation on Formation of Subsidiaries and
                          Issuances and Sales of Equity Interests in
                          Wholly Owned Subsidiaries...........................68
         Section 4.18.   Advances to Subsidiaries.............................68
         Section 4.19.   Payments for Consent.................................68
         Section 4.20.   Additional Subsidiary Guarantees.....................69
         Section 4.21.   Insurance ...........................................69
         Section 4.22.   Limitation on Status as Investment Company...........70
         Section 4.23.   Further Assurances...................................70
         Section 4.24.   Construction.........................................71
         Section 4.25.   Limitation on Use of Proceeds........................71
         Section 4.26.   Right of First Offer with Respect to
                          Hotel Additional Notes..............................71
         Section 4.27.   Restriction on Payment of Management Fees............72
         Section 4.28.   Event of Loss........................................73
         Section 4.29.   Excess Cash Purchase Offers .........................75
         Section 4.30.   Approvals Under Management Agreement.................76
         Section 4.31.   Extension of Subdivision Agreement...................76
         Section 4.32.   Deposit of Funds into Construction
                          Disbursement Accounts...............................76

ARTICLE 5.
         SUCCESSORS...........................................................76
         Section 5.01.   Merger, Consolidation, or Sale of Assets.............76
         Section 5.02.   Successor Corporation Substituted....................77

ARTICLE 6.
         DEFAULTS AND REMEDIES................................................78
         Section 6.01.   Events of Default....................................78
         Section 6.02.   Acceleration, Etc....................................80
         Section 6.03.   Other Remedies.......................................80
         Section 6.04.   Waiver of Past Defaults..............................81
         Section 6.05.   Control by Majority..................................81

         Section 6.06.   Limitation on Suits..................................81
         Section 6.07.   Rights of Holders of Notes to Receive Payment .......82
         Section 6.08.   Collection Suit by Trustee...........................82
         Section 6.09.   Trustee May File Proofs of Claim.....................82
         Section 6.10.   Priorities...........................................83
         Section 6.11.   Undertaking for Costs................................83

ARTICLE 7.
         TRUSTEE..............................................................84
         Section 7.01.   Duties of Trustee....................................84
         Section 7.02.   Rights of Trustee....................................85
         Section 7.03.   Individual Rights of Trustee ........................85
         Section 7.04.   Trustee's Disclaimer.................................86
         Section 7.05.   Notice of Defaults, Etc..............................86
         Section 7.06.   Reports by Trustee to Holders of the Notes...........86
         Section 7.07.   Compensation and Indemnity...........................87
         Section 7.08.   Replacement of Trustee...............................88
         Section 7.09.   Successor Trustee by Merger, etc.....................89
         Section 7.10.   Eligibility; Disqualification........................89
         Section 7.11.   Preferential Collection of Claims Against Company....90

ARTICLE 8.
         LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................90
         Section 8.01.   Option to Effect Legal Defeasance or
                          Covenant Defeasance ................................90
         Section 8.02.   Legal Defeasance and Discharge.......................90
         Section 8.03.   Covenant Defeasance..................................91
         Section 8.04.   Conditions to Legal or Covenant Defeasance...........91
         Section 8.05.   Deposited Money and Government Securities to be
                          Held in Trust; Other Miscellaneous Provisions.......92
         Section 8.06.   Repayment to Company.................................93
         Section 8.07.   Reinstatement........................................93

ARTICLE 9.
         AMENDMENT, SUPPLEMENT AND WAIVER.....................................94
         Section 9.01.   Without Consent of Holders of Notes..................94
         Section 9.02.   With Consent of Holders of Notes.....................94
         Section 9.03.   Compliance with Trust Indenture Act..................96
         Section 9.04.   Revocation and Effect of Consents....................96
         Section 9.05.   Notation on or Exchange of Notes.....................96
         Section 9.06.   Trustee to Sign Amendments, etc......................96

ARTICLE 10.
         COLLATERAL AND SECURITY..............................................97
         Section 10.01.  Security.............................................97

         Section 10.02.  Recording and Opinions...............................97
         Section 10.03.  Release of Collateral................................99
         Section 10.04.  Certificates of the Company..........................99
         Section 10.05.  Certificates of the Trustee.........................100
         Section 10.06.  Authorization of Actions to Be Taken by the
                          Trustee Under the Collateral Documents.............100
         Section 10.07.  Authorization of Receipt of Funds by the
                          Trustee Under the Collateral Documents.............101
         Section 10.08.  Termination of Security Interest....................101
         Section 10.09.  Cooperation Of Trustee..............................101
         Section 10.10.  Collateral Agent....................................101

ARTICLE 11.
         MISCELLANEOUS.......................................................102
         Section 11.01.  Trust Indenture Act Controls........................102
         Section 11.02.  Notices.............................................102
         Section 11.03.  Communication by Holders of Notes with
                          Other Holders of Notes ............................103
         Section 11.04.  Certificate and Opinion as to
                          Conditions Precedent ..............................103
         Section 11.05.  Statements Required in Certificate or Opinion ......103
         Section 11.06.  Rules by Trustee and Agents.........................104
         Section 11.07.  No Personal Liability of Directors, Officers,
                          Employees and Stockholders.........................104
         Section 11.08.  Governing Law.......................................104
         Section 11.09.  No Adverse Interpretation of Other Agreements ......104
         Section 11.10.  Successors .........................................105
         Section 11.11.  Severability........................................105
         Section 11.12.  Counterpart Originals...............................105
         Section 11.13.  Table of Contents, Headings, etc....................105
         Section 11.14.  Gaming and Liquor Laws..............................105

                                    EXHIBITS
                                    --------

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR
Exhibit E         FORM OF SUPPLEMENTAL INDENTURE
Exhibit F         FORM OF SUBSIDIARY INTERCOMPANY NOTE
Exhibit G         FORM OF PLEDGE AGREEMENT

     THIS INDENTURE IS, FOR PURPOSES OF TITLE 38 OF THE COLORADO REVISED STATUTES, THE "ORIGINAL EVIDENCE OF INDEBTEDNESS" SECURED BY THE DEED OF TRUST (AS DEFINED HEREIN).

     INDENTURE dated as of March 14, 2000, between Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation (the "Company"), and SunTrust Bank, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 13% First Mortgage Notes due 2005) (the "Series A Notes") and the 13% Series B First Mortgage Notes due 2005 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

     Section 1.01. Definitions
                   -----------

     "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Ableco" has the meaning set forth in Section 4.26.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture, as part of the same series as the Initial Notes.

     "Advance Disbursement Account" means the Advance Disbursement Account as defined in the Cash Collateral and Disbursement Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Affiliate Transaction" has the meaning set forth in Section 4.11.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), whether in a single transaction or a series of related transactions
(a) that have a fair market value in excess of $250,000, (b) for net proceeds in excess of $250,000, or (c) that consist of or relate to any assets or rights other than used equipment to be sold or disposed of in the ordinary course of business, provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, will be governed by Section 5.01 and not by Section 4.10; and (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of its Restricted Subsidiaries. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;
(iii) a Restricted Payment that is permitted by Section 4.07; (iv) the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole governed by Section 5.01; (v) a disposition of Cash Equivalents permitted by the provisions hereof; and (vi) the granting of any Permitted Lien.

     "Asset Sale Offer " shall have the meaning set forth in Section 4.10.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Authentication Order" shall have the meaning set forth in Section 2.02.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Basic Fee" means the Basic Fee (as defined in the Management Agreement) payable pursuant to Section 4.2(a)(i) of the Management Agreement, as in effect on the Closing Date.

     "Bench Excavation Permit Remediation" means Site Rehabilitation Security pursuant to Section 18-251 of the Black Hawk Municipal Code.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Black Hawk Casino" means the pending project to develop, construct, equip and operate the Company's casino in Black Hawk, Colorado and related amenities, as described in the Offering Memorandum.

     "Board of Directors" means: (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); (iv) in the case of a limited liability company, membership interests; and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Collateral Accounts" means, collectively, the Interest Reserve Account, the Completion Reserve Account, the Construction Disbursement Account and the Disbursed Funds Account (as defined in the Cash Collateral and Disbursement Agreement).

     "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement among the Trustee, Hyatt Gaming, the Disbursement Agent, the Construction Escrow Agent, the Independent Construction Consultant and the Company in connection with the Black Hawk Casino, dated as of the Closing Date.

     "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition; and
(vi) investment funds investing solely in securities of the types described in clauses (ii), (iii), (iv) or (v) above if such fund has net assets of at least $500 million.

     "Change of Control" means the occurrence of any of the following: (i) Hyatt Gaming no longer operates the Black Hawk Casino pursuant to the Management Agreement, as the same may be amended from time to time on terms no less favorable to the Company or the Holders than the terms thereof prior to such amendment; (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Related Party; or (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; or (iv) on or prior to an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that a "person" (as such term is defined in Section 13(d)(3) of the Exchange
Act) or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than Related Parties owns more than 45% of the total voting power entitled to vote in the election of Directors and such percentage is greater than the percentage of the total voting power entitled to vote in the election of Directors owned by the Related Parties; or (v) after an Initial Public Offering, the acquisition in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Related Parties owns more than 45% of the total voting power entitled to vote in the election of Directors and such percentage is greater than the percentage of the total voting power entitled to vote in the election of Directors owned by the Related Parties; or (vi) during any period of two consecutive years, individuals who at the beginning of such period constituted the Directors (together with any new board members whose election or appointment by such committee or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the board members then still in office who were either board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

     "City Improvement Bonds" means Indebtedness issued pursuant to or in accordance with authority of the Special Improvement District number 1998-2 of Gilpin County, Colorado for the purpose of financing public improvements to Richman Street.

     "Clearstream" means Clearstream Banking, Societe Anonyme.

     "Closing Date" means the closing date for the sale and original issuance of the Series A Notes.

     "Closing and Pre-Closing Equity Investments" means the investments made by the stockholders of the Company on or prior to the issue date of the Series A Notes in the aggregate amount of approximately $11.5 million.

     "Collateral" means all assets, now owned or hereafter acquired, of the Company or any of its Subsidiaries, that are pledged or assigned, or required to be pledged or assigned under this Indenture or the Collateral Documents, to the Trustee pursuant to the Collateral Documents which will initially include all real estate, improvements and all personal property owned by the Company and all accounts held by or for the benefit of the Company, together with the proceeds thereof (including, without limitation, the proceeds of Asset Sales), in each case excluding FF&E acquired, refinanced or leased with FF&E Financing, Gaming and Liquor Licenses and certain other exceptions and assets of future Unrestricted Subsidiaries of the Company.

     "Collateral Agent" shall have the meaning set forth in Section 10.10.

     "Collateral Documents" means, collectively, the Deed of Trust by the Company to the Public Trustee of the County of Gilpin, Colorado, the Security Agreement by the Company in favor of the Trustee, the Collateral Assignment by the Company in favor of the Trustee, the Cash Collateral and Disbursement Agreement, the Pledge Agreement by the DPR 1992 Trust in favor of the Trustee, the Pledge Agreement by APR 21st Century Trust in favor of the Trustee, the Pledge Agreement by AMR 21st Century Trust in favor of the Trustee, the Pledge and Assignment by the Company in favor of the Trustee, the Account Agreement among the Company, the Trustee and Norwest Bank Minnesota, N.A., as securities intermediary, the Advance Disbursements Account Agreement among the Company, the Trustee and Norwest Bank Minnesota, N.A., as securities intermediary, the Manager Subordination Agreement, Uniform Commercial Code financing statements and fixture filings, and any other agreements, instruments, documents, pledges or filings that evidence, set forth or limit the Lien of the Trustee in the Collateral.

     "Company" means Windsor Woodmont Black Hawk Resort Corp. and any and all successors thereto.

     "Completion Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $7.3 million of the proceeds of the Offering shall be deposited.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus (iii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP; plus (v) all other non-cash expenses (excluding any such non- cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) reducing Consolidated Net Income for such period; minus (vi) all non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles will be excluded; and (v) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of: (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; minus (iv) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments); minus (v) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Construction Disbursement Account" means the account to be maintained by the Disbursement Agent and pledged to the Trustee, pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $52.1 million of the net proceeds of the Offering shall be deposited.

     "Construction Disbursement Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Black Hawk Casino, as such schedules are delivered to the Disbursement Agent on the Closing Date and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

     "Construction Escrow Agent" means First American Heritage Title Company.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Covenant Defeasance" shall have the meaning set forth in Section 8.03.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Deed of Trust" means the Deed of Trust to the Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests, dated as of the Closing Date, by the Company to the Public Trustee of the County of Gilpin, Colorado, for the benefit of the Trustee.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Disbursement Agent" means Norwest Bank Minnesota, N.A., as disbursement agent.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such change of control or asset sale repurchase or redemption unless such repurchase or redemption complies with Section 4.07 hereof.

     "DTC" shall have the meaning set forth in Section 2.03.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a public offering (other than a public offering registered on Form S-8 under the Securities Act) or private placement of common Capital Stock of the Company that results in gross proceeds of at least $25.0 million to the Company.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     "Event of Default" shall have the meaning set forth in Section 6.01.

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clauses (ii) or (iii) above.

     "Event of Loss Acceptance" shall have the meaning set forth in Section
4.28.

     "Event of Loss Notice" shall have the meaning set forth in Section 4.28.

     "Event of Loss Offer" shall have the meaning set forth in Section 4.28.

     "Excavation Agreement" means the amended excavation contract, dated December 31, 1999 between the Company and D. H. Blattner & Sons, Inc.

     "Excess Cash Flow" means, with respect to the Company for any Operating Year, the Consolidated Cash Flow of the Company and its Subsidiaries for such Operating Year, minus (i) interest expense (including the interest portion of any payments associated with Capital Lease Obligations) of the Company and its Subsidiaries that is actually paid during such Operating Year, minus (ii) up to $3.0 million in capital expenditures of the Company and its Subsidiaries paid during such Operating Year to maintain or improve the Black Hawk Casino (excluding any capital expenditures made with the proceeds from the sale of the Notes), minus (iii) up to $1.0 million in capital expenditures of the Company and its Subsidiaries paid during such Operating Year to ensure the Black Hawk Casino complies with all applicable laws, rules and regulations, minus (iv) principal payments made during such Operating Year on Indebtedness permitted to be incurred pursuant to Section 4.09, and minus (v) taxes of the Company and its Subsidiaries accrued with respect to such Operating Year.

     "Excess Cash Flow Offer" shall have the meaning set forth in Section 4.29.

     "Excess Cash Flow Offer Amount" shall have the meaning set forth in Section 4.29.

     "Excess Cash Flow Purchase Price" shall have the meaning set forth in
Section 4.29.

     "Excess Cash Purchase Offer" shall have the meaning set forth in Section 3.10.

     "Excess Loss Proceeds" shall have the meaning set forth in Section 4.28.

     "Excess Proceeds" shall have the meaning set forth in Section 4.10.

     "Excess Proceeds Offer" shall have the meaning set forth in Section 3.10.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Series B Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Company and its Subsidiaries.

     "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance the acquisition of (or entry into a capital lease by the Company or a Subsidiary with respect to) FF&E.

     "Final Plans" with respect to any particular work or improvement means Plans which (i) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements and (ii) contain sufficient specificity to permit the completion of the work or improvement.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of their Subsidiaries incur, assume, guarantee or redeem any Indebtedness (other than ordinary working capital revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (i) acquisitions that have been made by the Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of: (i) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including Interest, but excluding amortization of debt issuance costs and issuance discounts in connection with the issuance of the Notes, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (ii) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, plus (iii) if such Person is the Company or any of its Restricted Subsidiaries, the Basic Fee, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Limited Gaming Control Commission and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned by the Company or any of its Subsidiaries and managed or operated by Hyatt Gaming.

     "Gaming Business" means the gaming business and includes all businesses either licensed or unlicensed by a Gaming Authority necessary for, incident to or connected with or arising out of the operation of a gaming establishment or facility (including developing and operating lodging, retail and restaurant facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and any businesses incident and useful to the gaming business, including, without limitation, food and beverage distribution operations to the extent that they are operated in connection with a gaming business.

     "Gaming Facility" means any tangible building or other structure used or expected to be used to enclose space in which a Gaming Business is conducted and
(i) wholly or partially owned, directly or indirectly, by the Company or any Subsidiary or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Company or a Subsidiary; provided that the term Gaming Facility does not include any real property whether or not such building or other structure is located thereon or adjacent thereto or any furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

     "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the Closing Date, be subject.

     "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority required on the Closing Date or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Company, including all licenses granted under the Gaming Laws of any jurisdiction to which the Company or any of its Subsidiaries is, or may at any time after the Closing Date, be subject.

     "Gaming Redemption" means the repurchase or redemption of Capital Stock of the Company pursuant to Section 2 of the Fifth Article of the Company's First Amended and Restated Articles of Incorporation, as in effect on the Closing Date, as the same may be amended from time to time on terms that are no less favorable to the Holders.

     "Gaming Redemption Indebtedness" means Indebtedness that is incurred by the Company in connection with any Gaming Redemption and that has terms, and is subordinated in right of payment to the prior payment in full in cash of the Notes pursuant to terms, approved by the holders of a majority in aggregate principal amount of the Notes (which approval shall not be unreasonably withheld).

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Government Securities" means the securities purchased by the Company upon consummation of the offering and deposited in the Interest Reserve Account and in which the Trustee has a first priority perfected security interest which are comprised of (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt; provided, however, "Government Securities" shall include Investment Grade Securities during the three-day period following the Closing Date.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holders" means the record holders from time to time of the Notes.

     "Hotel Additional Notes" has the meaning set forth in Section 2.02(b).

     "Hotel Project" has the meaning set forth in Section 2.02(b).

     "Hyatt Gaming" means Hyatt Gaming Management, Inc.

     "Hyatt Gaming Cash Collateral Accounts" means collectively, the Hyatt Completion Reserve Account and the Hyatt Construction Disbursement Account.

     "Hyatt Gaming Completion Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to Hyatt Gaming pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $0.7 million of the proceeds of the offering of the Second Mortgage Notes will be deposited.

     "Hyatt Gaming Construction Disbursement Account" means the account to be maintained by the Disbursement Agent and pledged to Hyatt Gaming pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $5.2 million of the proceeds of the offering of the Second Mortgage Notes will be deposited.

     "IAI Global Note" means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Incentive Fee" means the Contingent Incentive Fee (as defined in the Management Agreement) payable pursuant to Section 4.2(a)(ii) of the Management Agreement, as in effect on the Closing Date.

     "incur" shall have the meaning set forth in Section 4.09.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit, performance or other surety bonds and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness or other obligation of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Construction Consultant" means the independent construction consultant retained in connection with the construction of the Black Hawk Casino or any successor independent construction consultant appointed by the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means the $100,000,000 aggregate principal amount of Series A Notes issued under this Indenture on the Closing Date.

     "Initial Public Offering" means a firm commitment underwritten public Equity Offering of Capital Stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Intercreditor Agreement" means the Intercreditor Subordination and Collateral Agreement dated as of the date hereof by and between the Trustee and Hyatt Gaming.

     "Interest" means the fixed interest of 13% per annum payable on the Notes semi-annually in arrears on March 15 and September 15 of each year.

     "Interest Payment Date" means each March 15 and September 15 or if any such day is not a Business Day, the next succeeding Business Day.

     "Interest Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $24.1 million of the proceeds of the Offering shall be deposited and used to purchase the Government Securities.

     "Investment Grade Securities" means any Investment in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Rating Service and Moody's Investors Service, Inc. (or any successor to either of their rating agency businesses), (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Rating Service and Moody's Investors Service, Inc. (or any successor to either of their rating agency businesses), (iv) certificates of deposit maturing within one year from the date of acquisition thereof issued by, or bank accounts maintained with, commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500 million and having a rating of "A1" or better from Standard & Poor's Rating Service or "P1" or better from Moody's Investors Service, Inc. (or any successor to either of their rating agency businesses), or
(v) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the types of investments permitted under this definition; provided that any such Investment Grade Securities which are purchased with a portion of the net proceeds from the sale of the Series A Notes are deposited in either the Construction Disbursement Account or the Completion Reserve Account and the Trustee has a first priority perfected security interest in such Investment Grade Securities.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees or Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests of the Company will not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     "Legal Defeasance" shall have the meaning set forth in Section 8.02.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Liquor License" means any license, permit, franchise or other authorization from any Liquor Licensing Authority necessary or required on the Closing Date or at any time thereafter to own, lease, operate or otherwise conduct the lodging, retail, restaurant or other entertainment facilities of the

Company in the manner described in the Offering Memorandum, including all licenses granted under the liquor licensing laws of any jurisdiction to which the Company is, or may at any time after the Closing Date, be subject.

     "Liquor Licensing Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or a foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Liquor Enforcement Division and the City of Black Hawk Liquor Licensing Authority and any other applicable liquor licensing regulatory authority with authority to regulate any liquor licensed operation (or proposed liquor licensed operation) owned by the Company or any of its Subsidiaries and managed or operated by Hyatt Gaming.

     "LLC" means Windsor Woodmont, L.L.C., a Colorado limited liability company.

     "Management Agreement" means the Management Agreement dated as of February 2, 2000 between the Company and Hyatt Gaming relating to the management of the Black Hawk Casino, as amended by the amendment thereto dated as of March 14, 2000.

     "Management Fees" means any amounts payable to Hyatt Gaming pursuant to
Section 4.2 of the Management Agreement, including, without limitation, the Basic Fee and the Incentive Fee.

     "Manager Subordination Agreement" means the Non-Disturbance Subordination and Attornment Agreement dated as of the Closing Date between Hyatt Gaming and the Trustee and acknowledged and agreed to by the Company.

     "Minimum Facilities" means, with respect to the Black Hawk Casino, a casino which has in operation at least 1,200 slot machines and related amenities (including a restaurant, buffet restaurant and a bar) and has parking for at least 700 vehicles.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain( but not loss); and (iii) solely for the purpose of calculating the Fixed Charge Coverage Ratio to determine compliance by the Company with Section 4.07 and Section 4.27, pre-opening expenses as determined in accordance with GAAP incurred by such Person in connection with the opening of the Black Hawk Casino up to a maximum of $2.0 million.

     "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, that the Trustee for the benefit of the Holders will hold a perfected first priority security interest in such aggregate cash proceeds.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable; (ii) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders of such Indebtedness have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Company or any of its Restricted Subsidiaries.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer Amount" shall have the meaning set forth in Section 3.10.

     "Offer Period" shall have the meaning set forth in Section 3.10.

     "Offering" means the offering of the Initial Notes by the Company.

     "Offering Memorandum" means the offering memorandum of the Company relating to the Series A Notes dated March 7, 2000, as supplemented by a supplement thereto dated March 14, 2000.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.

     "Operating" means, with respect to the Black Hawk Casino, the first time that: (i) all Gaming Licenses have been granted and have not been revoked or suspended; (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Black Hawk Casino have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Company, sufficient funds remain in the Cash Collateral Accounts (other than the Interest Reserve Account) and the Hyatt Gaming Cash Collateral Accounts to discharge such Liens and the Company has taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Black Hawk Casino or the real property on which the Black Hawk Casino will be constructed; (iii) the Independent Construction Consultant, the general contractor and the architect of the Black Hawk Casino will have delivered a certificate to the Trustee certifying that the Black Hawk Casino is substantially complete in all material respects in accordance with the Final Plans with respect to the Minimum Facilities and all applicable building and other laws, ordinances and regulations; (iv) the Black Hawk Casino is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (v) the Minimum Facilities are open to the general public and operating in accordance with all applicable laws; and (vi) a temporary certificate of occupancy has been issued for the Black Hawk Casino by the appropriate governmental authorities.

     "Operating Deadline" means December 31, 2001.

     "Operating Year" means the four consecutive fiscal quarter period of the Company beginning on the first day of the first fiscal quarter of the Company commencing after the date that the Black Hawk Casino first becomes Operating, and each succeeding four consecutive fiscal quarter period thereafter that begins immediately after the last day of such initial four quarter period or any subsequent four quarter period.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Outside Completion Date" shall have the meaning set forth in the Subdivision Agreement.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Paying Agent" shall have the meaning set forth in Section 2.03.

     "Permitted Debt" shall have the meaning set forth in Section 4.09.

     "Permitted Investments" means: (i) any Investment in Cash Equivalents; (ii) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (iii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(iv) after the Black Hawk Casino is Operating, any purchases from time to time by the Company of Notes in accordance with Section 4.29; (v) Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in the settlement of judgments; and (vi) advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business to pay for reasonable business expenses incurred by such employees.

     "Permitted Liens" means (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company in accordance with the terms hereof; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (ii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company in accordance with the terms hereof (other than materials, supplies or FF&E acquired in connection with developing, constructing or equipping of, or commencing operations at, the Black Hawk Casino), provided that such Liens were in existence prior to the contemplation of such acquisition; (iii) Liens existing on the Closing Date and previously disclosed in the Title Commitment for the Deed of Trust; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with the construction of the Black Hawk Casino, there is no Default of Event of Default under the Cash Collateral and Disbursement Agreement; (vi) Liens created pursuant to the terms of the Second Mortgage Notes on property that constitutes Collateral on which the Trustee has a valid, perfected and, except as otherwise permitted by the terms hereof and the Collateral Documents, first priority Lien or pursuant to any Permitted Refinancing Indebtedness incurred in accordance with this Indenture to extend, refinance, renew, replace, defease or refund the Second Mortgage Notes, so long as such Liens do not extend to property that was not covered by the Second Mortgage Notes; (vii) Liens on FF&E to secure Indebtedness incurred in accordance with clause (ix) of the definition of Permitted Debt in Section 4.09;
(viii) liens securing obligations under this Indenture or the Notes; (ix) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (x) zoning, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company or any Subsidiary incurred in the ordinary course of business; (xi) Liens on the real property encumbered by the Deed of Trust to secure Indebtedness incurred in accordance with clause (vi) of the definition of Permitted Debt in Section 4.09; (xii) Liens on Collateral to secure Indebtedness incurred in accordance with clause (xv) of the definition of Permitted Debt in Section 4.09; provided (a) such Liens are not senior to the Liens securing the Obligations hereunder and under the Notes and the other Collateral Documents and (b) such Indebtedness is not senior in right of payment to such Obligations; (xiii) leases or subleases granted to their Persons not materially interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (xiv) Liens securing Hedging Obligations incurred in accordance with the terms hereof; (xv) attachment or judgment Liens not giving rise to a Default or an Event of Default; and (xvi) Liens on Capital Stock of an Unrestricted Subsidiary owned directly by another Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary the Capital Stock of which is being provided as a security; provided that any such Lien may not extend to any property or assets of the Company or any of its Restricted Subsidiaries other than such Capital Stock.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the lesser of (a) the original principal amount of (or accreted value, if applicable) the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon, the amount of reasonable expenses incurred in connection therewith and premiums incurred in connection therewith pursuant to the original loan documents governing such indebtedness) and (b) to the extent such Indebtedness is secured by a Lien described in clause (vii) of the definition of Permitted Liens above, the then current fair market value of the asset so encumbered; (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company or by the

Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization and a government agency or a political subdivision thereof.

     "Plans" means the plans, specifications, working drawings, change orders, correspondence and related items, which may be amended by the Company, as the case may be, as necessary or appropriate, that collectively: (i) provide for and detail the manner of development, construction and equipping of the Black Hawk Casino; (ii) call for construction which shall permit the Black Hawk Casino to be Operating on or prior to the Operating Deadline, subject only to Permitted Liens; and (iii) call for construction which shall cause the Black Hawk Casino to be Operating for a total cost consistent with its Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the line items set forth therein; and (iv) together with any amendments, are consistent with the description of the Black Hawk Casino contained in the Offering Memorandum, and are consistent with all governmental approvals and requirements, including, without limitation, the Black Hawk Building Department, Historical Architecture Review Commission, Gaming Authorities, and the Subdivision Agreement.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Purchase Date" shall have the meaning set forth in Section 3.10.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Record Date" means the March 1 or September 1 immediately preceding an Interest Payment Date, as applicable.

     "Registrar" shall have the meaning set forth in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" means (i) Windsor Woodmont, LLC, and (ii) Daniel P. Robinowitz, Normandy, Inc., Irving Deal and Patricia Deal and any trust formed for the benefit of such individual, his/her spouse or his/her children or any corporation, partnership, or limited liability company that is at least 50% owned by such individuals.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payments" shall have the meaning set forth in Section 4.07.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Second Mortgage Notes" means the $7.5 million of subordinated secured Indebtedness issued to Hyatt Gaming on the Closing Date.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Semiannual Period" means each period that begins on March 15 and ends on the next succeeding September 14 or each period that begins on September 15 and ends on the next succeeding March 14.

     "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $.01 per share.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

     "Sponsor" means Daniel P. Robinowitz.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subdivision Agreement" means the Subdivision Agreement dated December 29, 1997 between the Company and the City of Black Hawk, Colorado.

     "Subsidiary" means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means the Guarantee by a Subsidiary of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

     "Subsidiary Guarantor" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and its respective successors and assigns.

     "Subsidiary Intercompany Notes" means the intercompany notes senior to any subordinated debt of, and pari passu with all existing senior Indebtedness of the issuing Subsidiary, issued by Restricted Subsidiaries of the Company in favor of the Company to evidence advances by the Company, in each case, in the form attached as Exhibit H to this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ssss77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels operating results;(iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the

Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default of Event of Default would be in existence following such designation, (iii) such Subsidiary becomes a Subsidiary Guarantor; and (iv) such Subsidiary becomes a party to all Collateral Documents.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Wholly Owned Subsidiary of such Person that is also a Restricted Subsidiary of such Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person at least 90% of the outstanding Capital Stock or other ownership interests of which will at the time be owned by such Persons by one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     Section 1.02 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.03. Rules of Construction.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.

                                    THE NOTES
                                    ---------

     Section 2.01 Form and Dating
                  ---------------

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interest in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

     Section 2.02 Execution and Authentication
                  ----------------------------

     (a) An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has



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


been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

     (b) The Notes shall be limited to an aggregate principal amount of $135.0 million, $100.0 million of which shall be issued on the Closing Date. The Company shall only be permitted to issue up to an additional $35.0 million aggregate principal amount of Additional Notes under this Indenture, from time to time after the Closing Date, as follows: (1) up to $5.0 million of Additional Notes may be issued to The Ravich Revocable Trust of 1989 or Affiliates of the foregoing solely to finance the completion of the development, construction and initial equipment of the Black Hawk Casino prior to the Operating of the Black Hawk Casino in accordance with clause (xv) of the definition of Permitted Debt in Section 4.09 hereof; and (2) up to $30.0 million of Additional Notes (the "Hotel Additional Notes") may be issued solely for the purpose of financing the construction of a hotel, parking structure and related facilities at the Black Hawk Casino or on the property owned by the Company in Black Hawk, Colorado (collectively, the "Hotel Project") in accordance with Section 4.09 hereof. The Initial Notes, the Exchange Notes and any Additional Notes subsequently issued under this Indenture would be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

     Section 2.03. Registrar and Paying Agent
                   --------------------------

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

     Section 2.04. Paying Agent to Hold Money in Trust
                   -----------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or Interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

     Section 2.05. Holder Lists
                   ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss 312(a).

     Section 2.06. Transfer and Exchange
                   ---------------------

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes (which instructions may be delivered by electronic transmission in accordance with the Applicable Procedures). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates of Opinion of Counsel required by item
          (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or pursuant to instructions delivered by electronic transmission in accordance with the Applicable Procedures) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interest in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and
     (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities

     Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (d) Transfer and Exchange of Definitive Notes for Beneficial
     Interests.

               (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note and in all other cases, the IAI Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the Holder of such Definitive Notes proposes to
                    exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                         (2) if the Holder of such Definitive Notes proposes to
                    transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
          (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

     In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (B) if the transfer will be made pursuant to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                    (C) if the transfer will be made pursuant to any other
               exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the Holder of such Restricted Definitive Notes
                    proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                         (2) if the Holder of such Restricted Definitive Notes
                    proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
     2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                         (1) REPRESENTS THAT (i) IT IS A "QUALIFIED
                    INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) (A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR
                    (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI")); OR (iv) IT HAS ACQUIRED THIS SECURITY IN COMPLIANCE WITH CLAUSE (vi) OF THE NEXT PARAGRAPH;

                         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE
                    TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE ACT, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE UNDER THE INDENTURE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM SUCH TRUSTEE) AND, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT,
                    (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM
                    THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

               AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE AND THE WARRANT AGREEMENT EACH CONTAIN A PROVISION REQUIRING THE TRUSTEE OR WARRANT AGENT, AS APPROPRIATE, TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY AND ALL SECURITIES ISSUED IN EXCHANGE THEREFORE, IN SUBSTITUTION THEREOF OR UPON CONVERSION THEREOF IN VIOLATION OF THE FOREGOING."

                    (B) Notwithstanding the foregoing, any Global Note or
               Definitive Note issued pursuant to subparagraphs (b)(iv),
               (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
               this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

               "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
               SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

               "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.10, 4.28, 4.29 and 9.05 hereof and any reasonable charges of the Registrar).

               (ii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and Interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

     Section 2.07. Replacement Notes
                   -----------------

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.08. Outstanding Notes
                   -----------------

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and Interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue Interest.

     Section 2.09. Treasury Notes
                   --------------

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

     Section 2.10. Temporary Notes
                   ---------------

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     Section 2.11. Cancellation
                   -------------

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.12. Defaulted Interest
                   ------------------
     If the Company defaults in a payment of Interest on the Notes, it shall pay the defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted Interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted Interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted Interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such Interest to be paid.

     Section 2.13. CUSIP Number
                   ------------

     The Company in issuing the Notes may use a "CUSIP" number and if so the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

     Section 2.14. Exchange Registration
                   ---------------------

     In the event that the Company delivers to the Trustee a copy of an order of effectiveness or a certification of the Company with respect to such effectiveness with respect to the Exchange Offer, the Trustee shall, at the Company's expense, notify the Holders of the receipt of such order of effectiveness or certification and upon the request of any Holder shall exchange such Holder's Notes upon the terms set forth in the Exchange Offer.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT
                            -------------------------

     Section 3.01 Notices to Trustee
                  ------------------

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     Section 3.02. Selection of Notes to Be Redeemed
                   ---------------------------------

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed on any exchange; or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date (except in the case of redemption pursuant to Section 3.09) to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, Interest ceases to accrue on Notes or portions of them called for redemption.

     Section 3.03. Notice of Redemption
                   --------------------

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, Interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (except in the case of redemption pursuant to Section 3.09), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.04. Effect of Notice of Redemption
                   ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     Section 3.05. Deposit of Redemption Price
                   ---------------------------

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued Interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued Interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, Interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid Interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, Interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any Interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

     Section 3.06. Notes Redeemed in Part
                   ----------------------

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.07. Optional Redemption
                   -------------------

     (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 15, 2002. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


              Year                                           Percentage
              ----                                           ----------

              2002........................................... 113.000%
              2003........................................... 108.666%
              2004 .......................................... 104.333%
              2005 (maturity) ............................... 100.000%

     (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid Interest and Liquidated

Damages, if any, to the redemption date, with the net cash proceeds of an Equity Offering; provided that (i) at least 65% in aggregate principal amount of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption excluding Notes held by the Company and its Subsidiaries and (ii) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

     Section 3.08 Mandatory Redemption
                  --------------------

     Except as set forth under Sections 3.09, 4.10, 4.28 and 4.29 hereof or acceleration under Section 6.02 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Section 3.09. Gaming Redemption
                   -----------------

     Notwithstanding any other provision of this Indenture, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner shall not be so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days (or such lesser period as may be required by such Gaming Authority) of (a) the termination of the period described above for such Holder or beneficial owner to apply for a license, qualification or finding or suitability or (b) receipt of the notice from such Gaming Authority that such Holder or beneficial owner shall not be licensed, qualified or found suitable by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid Interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Notes shall not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner shall have no further rights with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person, any right conferred by the Notes and (ii) to receive any Interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. Under this Indenture, the Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensor or investigation for such qualification or finding of suitability. The Company shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs relating thereto. Such expense shall, therefore, be the obligation of such Holder or beneficial owner.

     Section 3.10. Offer to Purchase by Application of Excess Proceeds
                   ---------------------------------------------------

     In the event that, pursuant to Section 4.10, 4.28 and 4.29 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer," an "Event of Loss Offer" or an "Excess Cash Purchase Offer," respectively, and each of which is referred to herein as an "Excess Proceeds Offer"), it shall follow the applicable procedures specified below. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law or permitted by another applicable provision of this Indenture (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10, 4.28 or 4.29 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer. Payment for any Notes so purchased shall be made in the same manner as Interest payments are made.

     If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid Interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional Interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

     Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

     (a) that the Excess Proceeds Offer is being made pursuant to this Section
3.10 and either Section 4.10, 4.28 or 4.29 hereof and the length of time the Excess Proceeds Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue Interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue Interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS
                                    ---------

     Section 4.01. Payment of Notes
                   ----------------

     The Company shall pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and Interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, Interest, premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make Interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

     Section 4.02. Maintenance of Office or Agency
                   -------------------------------

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as the only office or agency of the Company in accordance with Section 2.03 hereof.

     Section 4.03. Reports
             -------------

     (a) Whether or not required by the rules and regulations of the SEC, beginning with respect to the Company's fiscal quarter ended March 31, 2000 and continuing for so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all consolidated quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, following consummation of the Exchange Offer whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss 314(a).

     (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Section 4.04. Compliance Certificate
                   ----------------------

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or Interest, if any, on the

Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default or any Default (as defined in the Cash Collateral and Disbursement Agreement) or Event of Default (as defined in the Cash Collateral and Disbursement Agreement), an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 4.05. Taxes
                   -----

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     Section 4.06. Stay, Extension and Usury Laws
                   ------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.07. Restricted Payments
                   -------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Wholly Owned Restricted Subsidiary of the Company by a Wholly Owned Restricted Subsidiary of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company);

          (iii) make any payment of principal (whether or not at maturity) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes (other than the Notes) (including, but not limited to, repayment of principal on the Second Mortgage Notes); or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (i) the Black Hawk Casino is Operating;

          (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (iii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable fiscal period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of the first paragraph of Section 4.09 hereof;

          (iv) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum, without duplication, of:

               (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing on the earlier of the date the Black Hawk Casino is Operating or September 14, 2001 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Closing Date of Equity Interests of the Company (other than Disqualified Stock and other than the Closing and Pre-Closing Equity Investments) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

               (C) to the extent that any Restricted Investment that was made after the Closing Date in compliance with this Section 4.07 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus

               (D) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that such portion shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

     The preceding provisions will not prohibit the following Restricted
Payments:

          (i) so long as no Default has occurred and is continuing or would be caused by such payment, the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) so long as no Default has occurred and is continuing or would be caused by such payment, the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu Indebtedness, the Second Mortgage Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iv)(b) of the preceding paragraph;

          (iii) so long as no Default has occurred and is continuing or would be caused by such payment, the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness, including the Notes, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) so long as no Default has occurred and is continuing or would be caused by such payment, the defeasance, repurchase, redemption or other acquisition of FF&E Financing pursuant to any scheduled pre-payment or mandatory sinking fund relating to such FF&E Financing at the time of its incurrence in accordance with the terms of this Indenture;

          (v) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the repurchase of any Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such stock options or warrants;

          (vi) so long as no Default has occurred and is continuing or would be caused by such payment, the declaration of any scheduled dividends to holders of any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued after the Closing Date in compliance with Section 4.09 hereof;

          (vii) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company required by any applicable law, rule or regulation (other than any Gaming Law);

          (viii) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the repurchase, redemption or other acquisition or retirement of any Equity Interests of the Company or any Restricted Subsidiary of the Company required by any Gaming Law in exchange for Gaming Redemption Indebtedness;

          (ix) so long as no Default has occurred and is continuing or would be caused by such payment, the repurchase, redemption or repayment of any principal amount, or accrued and unpaid interest thereon, owing pursuant to the Second Mortgage Notes following an Excess Cash Flow Offer to the extent, and only to the extent, the Excess Cash Flow Offer Amount from such Excess Cash Flow Offer exceeds 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, tendered in such Excess Cash Flow Offer; and

          (x) any payment to Hyatt Gaming pursuant to and in accordance with the provisions of Sections 4.10, 4.28 and 4.29.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     Section 4.08. Dividend and Other Payment Restrictions Affecting
                   Subsidiaries
                   -------------------------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the preceding restrictions will not apply to such encumbrances or restrictions existing under or by reason of:

               (A) this Indenture, the Notes or the Collateral Documents;

               (B) applicable law;

               (C) by reason of customary non-assignment provisions in leases or contracts entered into in the ordinary course of business;

               (D) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

               (E) the acquisition of the Capital Stock of any Person, or property or assets of any Person by the Company or any Restricted Subsidiary, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

                           (F) any agreement  for the sale or other  disposition
                  of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                           (G) Liens securing FF&E Financing that limit the
                  right of the debtor to dispose of the assets subject to such Lien; and

                           (H) the Second Mortgage Notes.

         Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred
 Stock
-----------------------------------------------------------------------------

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

                           (i)      the Black Hawk Casino is Operating;

                           (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

                           (iii) the  Weighted  Average Life to Maturity of such
                  Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes.

     The provisions of the first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of Indebtedness represented by the Notes to be issued on the Closing Date;

          (ii) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the issuance by the Company of the Exchange Notes to be issued pursuant to the Registration Rights Agreement or the incurrence by the Company and its Restricted Subsidiaries of obligations arising under the Collateral Documents, to the extent that such obligations would constitute Indebtedness;

          (iii) so long as no Default or Event of Default has occurred and is continuing or would be caused by such payment, the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted hereunder to be incurred under the first paragraph of this
     Section 4.09 or clause (xi) of this Section 4.09;

          (iv) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

               (A) such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes;

               (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Wholly Owned Restricted Subsidiary, as the case may be; and

               (C) if any Restricted Subsidiary is the obligor on such Indebtedness, such Indebtedness is represented by a Subsidiary Intercompany Note that is pledged to the Trustee as security for the Notes;

          (v) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the incurrence by the Company of Hedging Obligations that (a) are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be incurred by the Company under clause (ix) below and (b) are on terms approved by the holders of a majority of the aggregate principal amount of the Notes (which approval shall not be unreasonably withheld);

          (vi) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of Indebtedness solely in respect of City Improvement Bonds in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $3.0 million;

          (vii) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of Indebtedness solely in respect of standby letters of credit or surety bonds required to be issued under the Excavation Agreement (a) in an amount not to exceed the lesser of: 110% of the cost of the remaining work to be performed thereunder or $7.5 million and (b) on terms approved by the holders of a majority of the aggregate principal amount of the Notes (which approval shall not be unreasonably withheld);

          (viii) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of Indebtedness solely in respect of performance or similar bonds or standby letters of credit; provided that any such bond or standby letter of credit is incurred in the ordinary course of the Company's business pursuant to the Public Improvements Performance Guarantee pursuant to paragraph 11 of the Subdivision Agreement or the Bench Excavation Permit Remediation in an aggregate principal amount not to exceed $2.0 million at any one time outstanding; and provided, further, that any such bond or standby letter of credit is incurred on terms customary for operations similar to the Company's and, provided, further that such Indebtedness shall be reduced in an amount and to the extent that funds are disbursed to the City of Black Hawk pursuant to such Subdivision Agreement or Bench Excavation Permit Remediation;

          (ix) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of FF&E Financing with the consent of holders of a majority of the aggregate principal amount of the Notes (which consent shall not be unreasonably withheld); provided, however, that (a) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof, (b) no Indebtedness incurred under the Notes is utilized for the purchase or lease of such FF&E, (c) the aggregate principal amount of such Indebtedness does not exceed $20.8 million outstanding at any time; and (d) the payment of interest and principal shall be amortized over at least a four-year period from the date of issuance, with payments to be applied first to interest and then to principal on a monthly (or less frequent) basis, which monthly (or less frequent) payments shall not exceed $600,000 per month (or proportionately greater amount for less frequent payments);

          (x) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of Indebtedness or the issuance by the Company of Disqualified Stock solely to finance the construction of a hotel, parking structure and related facilities at the Black Hawk Casino during the first Operating Year, so long as the Fixed Charge Coverage Ratio for the Company's most recently ended two full fiscal quarters for which internal financial statements are available immediately preceding the date



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


     on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such two-quarter period;

          (xi) without regard for whether a Default has occurred and is continuing or would be caused by such payment, bond or surety obligations posted by the Company or any of its Restricted Subsidiaries in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice so long as such Indebtedness does not result in, and is not secured by, a Lien on any of the Collateral;

          (xii) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in aggregate principal amount not to exceed $5.0 million; provided that such Indebtedness has terms, and is subordinated in right of payment to the payment in full in cash of the Notes pursuant to terms, approved by the holders of a majority in aggregate principal amount of the Notes (which approval shall not be unreasonably withheld);

          (xiii) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of the Second Mortgage Notes as in effect on the Closing Date; and

          (xiv) without regard for whether a Default has occurred and is continuing, or would be caused by such payment, the incurrence by the Company of Gaming Redemption Indebtedness as a result of any Gaming Redemption; provided that such Indebtedness has terms, and is subordinated in right of payment in full in cash of the Notes pursuant to terms, approved by the holders of a majority in aggregate principal amount of the Notes (which approval shall not be unreasonably withheld); and

          (xv) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Company of Additional Notes issued to The Ravich Revocable Trust of 1989 or Affiliates of the foregoing in the aggregate principal amount not to exceed $5.0 million; provided that such Indebtedness is used solely to finance the completion of the development, construction and initial equipment (other than equipment secured by or purchased with the proceeds of any FF&E Financing) of the Black Hawk Casino prior to the Operating of the Black Hawk Casino; provided, further, that the Construction Disbursement Account and the Hyatt Gaming Construction Disbursement Account have been depleted and less than $4.0 million of aggregate proceeds remains in the Completion Reserve Account and the Hyatt Gaming Completion Reserve Account and the Company reasonably believes that the funds remaining in the Completion Reserve Account and the Hyatt Gaming Completion Reserve Account will not be sufficient to finance completion of the development, construction and initial equipment (other than equipment


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


     secured by or purchased with the proceeds of any FF&E Financing) of the Black Hawk Casino sufficient for the Black Hawk Casino to begin Operating; and provided, further, that the Company reasonably believes that the incurrence of such additional Indebtedness will provide proceeds to the Company that are sufficient to finance the completion of the development, construction and initial equipment of the Black Hawk Casino sufficient for the Black Hawk Casino to begin Operating.

     The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being secured.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09 the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09.

     Section 4.10. Asset Sales
                   -----------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

          (i) the Black Hawk Casino is Operating;

          (ii) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of;

          (iii) at least 80% of the consideration received therefor by the Company or such Subsidiary is in the form of cash or Cash Equivalents; and

          (iv) the assets subject to such Asset Sale do not constitute Collateral or, in the case of any such assets that do constitute Collateral, such sale is permitted by the applicable Collateral Documents or this Indenture.

          For purposes of this provision, each of the following will be deemed to be cash in the amount of:

               (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any


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


          Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

               (B) any securities or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly (but in any event within 90 days) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may (1) apply such Net Proceeds to the making of a capital expenditure or the acquisition of long-term assets, in either case, which will be owned by the Company or such Restricted Subsidiary and be used by or useful to the Company or such Restricted Subsidiary in any line of business in which the Company or such Restricted Subsidiary is permitted to be engaged pursuant to Section 4.13 hereof or (2) contractually commit to apply such Net Proceeds to the payment of the costs of construction of real property improvements or the costs of capital expenditures which, in each case, will be Collateral and will be owned by the Company or such Restricted Subsidiary and be used by or useful to the Company or such Restricted Subsidiary in any line of business in which the Company or such Restricted Subsidiary is permitted to be engaged pursuant to Section 4.13 hereof; provided, that in the case of each of clause (1) and clause (2) the Company or such Restricted Subsidiary, as the case may be, uses such replacement asset at the same location as the assets sold and grants to the Trustee, on behalf of the Holders, a first priority perfected security interest on any such properties or assets acquired or constructed with the Net Proceeds of any such Asset Sale on the terms set forth in this Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents which shall be pledged to the Trustee as security for the Notes.

     Any Net Proceeds from Asset Sales that do not constitute Collateral and that are not applied or invested as provided in the preceding paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an offer (an "Asset Sale Offer") to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid Interest and Liquidated Damages, if any, to the date of purchase, and shall be in accordance with the provisions set forth in Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may repay any principal amount, or accrued and unpaid interest thereon, owing pursuant to the City Improvement Bonds, the FF&E Financing and/or the Second Mortgage Notes (not to exceed, in the aggregate, the amount by which the Excess Proceeds exceeds the aggregate principal amount of Notes, plus accrued and unpaid interest thereon, tendered in such Asset Sale Offer) and may, subject to the provisions of this Indenture and the Collateral Documents, use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral


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


Documents. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased pursuant to Section 3.02. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Section 4.11. Transactions with Affiliates.
                   ----------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

     (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

     (b) the Company delivers to the Trustee

          (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Company's Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested Directors, and

          (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (i) payments made pursuant to the Management Agreement and the Second Mortgage Notes as in effect on the Closing Date so long as such payments are not prohibited by Section 4.07 or 4.27.

          (ii) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business on terms customary in the gaming industry providing for payments not to exceed $240,000 individually during any twelve- month period (so long as the aggregate payments to all employees, consultants, accountants, attorneys, representatives, developers and other professionals (other than Hyatt Gaming) and the aggregate costs associated with the operations of the Company (other than pursuant to the Management Agreement) do not exceed $700,000 in the aggregate during any twelve- month period beginning after the Casino is Operating);


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


          (iii) any indemnification agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business on terms customary in the gaming industry;

          (iv) Restricted Payments that are permitted by Section 4.07 hereof;

          (v) any transaction or series of transactions solely between the Company and one or more of its Restricted Subsidiaries; and

          (vi) Affiliate Agreements pursuant to written, executed agreements in effect on the Closing Date, the material terms of which are described in the Offering Memorandum, and renewals and extensions of such agreements on terms no less favorable to the Holders than the terms of such original agreements and transactions.

     Notwithstanding the foregoing provisions of this Section 4.11, the Company will not permit:

          (i) the aggregate amount of all salary and benefits payments (whether in cash or other property) made directly or indirectly to all employees of the Company (exclusive of the Company's construction management personnel under the direction of Building Sciences, Inc. as set forth in the Construction Disbursement Budget, in an amount not to exceed $375,000 during any twelve-month period), including Mr. Daniel Robinowitz, Mr. Timothy Rose, Mr. Michael Armstrong, and the two administrative assistants, as set forth in the Construction Disbursement Budget, to exceed (a) $800,000 during the twelve-month period beginning on the Closing Date or
     (b) $1.2 million during the period beginning on the Closing Date and ending on the first date on which the Black Hawk Casino is Operating, excluding reimbursement for reasonable and documented travel and related expenses included in the Construction Disbursement Budget of approximately $225,000 in the aggregate for the period beginning on the Closing Date and ending on the first date on which the Black Hawk Casino is Operating;

          (ii) Mr. Robinowitz, Mr. Rose, Mr. Armstrong and their affiliates to be paid any other consulting fees, development fees, salary or other compensation for services provided to the Company except as provided in clause (i) above, and except for, notwithstanding the foregoing, (1) the issuance of $1.7 million aggregate liquidation preference of the Company's Series A Preferred Stock and the payment $300,000 in cash to Mr. Robinowitz for past salaries and other project development costs, including reimbursement of expenses, (2) consideration for consulting services rendered by Mr. Rose and a success fee payable to Mr. Rose in the aggregate amount of approximately $421,000 in cash, and (3) consideration for consulting services rendered by Mr. Craig F. Sullivan payable to Mr. Sullivan in the amount of $150,000 in cash, in each case, payable on the Closing Date; or

          (iii) the aggregate amount of all payments (whether in cash or other property) to all employees, consultants, accountants, attorneys, developers, representatives and other professionals (other than Hyatt Gaming) and retained by or on behalf of the Company, together with the


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


     aggregate costs associated with the operations of the Company (other than pursuant to the Management Agreement), to exceed $700,000 in the aggregate during any twelve-month period beginning on and after the first date on which the Black Hawk Casino is Operating.

     Section 4.12. Liens
                   -----

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     Section 4.13. Line of Business
                   ----------------

     The Company shall not, and shall not permit any Subsidiary to, engage in any business, development or investment activities other than the Gaming Business at the Black Hawk Casino and/or the operation of a hotel at the Black Hawk Casino.

     Section 4.14. Corporate Existence
                   -------------------

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. The Borrower will not liquidate or dissolve and will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except to the extent such failure would not have a material adverse effect.

     Section 4.15. Articles of Incorporation.
                   --------------------------

     The Company shall not amend Article Fifth or Article Ninth of its Amended and Restated Articles of Incorporation as in effect on the Closing Date.

     Section 4.16. Limitation on Sale and Leaseback Transactions
                   ---------------------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:


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


          (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of
     Section 4.12 hereof;

          (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and

          (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10 hereof.

     Section 4.17. Limitation on Formation of Subsidiaries and Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries.
-------------------------------------------------------

     Without the consent of holders of a majority in aggregate principal amount of the Notes, the Company shall not, directly or indirectly, create or acquire or agree to create or acquire any Subsidiaries. The Company (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 or Section 5.01, as the case may be, and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

     Section 4.18. Advances to Subsidiaries
                   ------------------------

     All advances to Subsidiaries made by the Company from time to time after the Closing Date shall be evidenced by unsecured Subsidiary Intercompany Notes in favor of the Company that will be pledged to the Trustee as Collateral to secure the Notes, subject to the Intercreditor Agreement. Each Subsidiary Intercompany Note shall be payable upon demand and shall bear interest at the same rate as the Notes.

     Section 4.19. Payments for Consent
                   --------------------

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such


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


consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Section 4.20. Additional Subsidiary Guarantees
                   --------------------------------

     Without limiting the provisions of Section 4.17, if the Company or any of its Restricted Subsidiaries shall acquire or create a Restricted Subsidiary after the Closing Date, the Company shall cause such newly acquired or created Restricted Subsidiary to, within ten (10) Business Days of the date on which it was acquired or created, execute a Guarantee in the form of a Supplemental Indenture in the form attached as Exhibit F hereto, and the Company shall execute and deliver, and cause such Subsidiary and others to execute and deliver to the Trustee such Collateral Documents and shall execute and deliver, and cause such Subsidiary and others to execute and deliver such other documents, Opinions of Counsel as the holders of a majority in aggregate principal amount of the Notes shall require to create, or to confirm the creation of, a valid, perfected, first priority security interest in and Lien on the property and other assets of such Restricted Subsidiary, and 100% of the outstanding Capital Stock of such newly acquired or created Subsidiary.

     Section 4.21. Insurance
                   ---------

     Until the Notes have been paid in full, the Company shall, and shall cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Collateral, shall have provided insurance certificates evidencing such insurance to the Trustee on or prior to the Closing Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. Customary insurance coverage shall be deemed to include the following:

          (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

          (ii) comprehensive general liability insurance with minimum limits of $1.0 million;

          (iii) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;

          (iv) business interruption insurance at all times on and after the Black Hawk Casino is Operating; and


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


          (v) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in the amount of not less than the lesser of 120% of the outstanding principal amount of the Notes plus accrued and unpaid Interest and 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of the Black Hawk Casino or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

     All insurance required under this Indenture (except worker's compensation) shall name the Company and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company shall deliver to the Trustee on the Closing Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company and its Restricted Subsidiaries comply with this Section 4.21 and the related applicable provisions of the Collateral Documents.

     Section 4.22. Limitation on Status as Investment Company
                   ------------------------------------------

     The Company and its Subsidiaries are prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

     Section 4.23. Further Assurances
                   ------------------

     The Company shall (and shall cause each of its Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order: (i) to carry out more effectively the purposes of the Collateral Documents; (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby; (iii) to perfect and maintain the validity,



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effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

     Section 4.24. Construction
                   ------------

     The Company shall construct the Black Hawk Casino, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and contracts to which the Company is a party and in accordance with the Cash Collateral and Disbursement Agreement.

     Section 4.25. Limitation on Use of Proceeds
                   -----------------------------

     The Company shall cause the net proceeds of the Offering, and the proceeds from the issuance of the Second Mortgage Notes, to be deposited in the Cash Collateral Accounts and Hyatt Gaming Cash Collateral Accounts. Of such amounts, approximately $24.1 million will be deposited in the Interest Reserve Account and invested solely in Government Securities, approximately $57.3 million will be deposited in the Construction Disbursement Account and the Hyatt Gaming Construction Disbursement Account and invested solely in Investment Grade Securities, and approximately $8.0 million will be deposited in the Completion Reserve Account and the Hyatt Gaming Completion Reserve Account and invested solely in Investment Grade Securities, in each case, to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement. The Company shall cause the net proceeds from the Offering of any Additional Notes to be used solely for the purposes set forth in Section 2.02(b).

     Section 4.26. Right of First Offer with Respect to Hotel Additional Notes.
                   -----------------------------------------------------------

     (a) In the event the Company elects to issue any Hotel Additional Notes pursuant to Section 2.02(b), the Company shall provide Ableco Finance LLC and its Affiliates ("Ableco"), on behalf of itself, its Affiliates and its accounts, the right to purchase some or all of such Hotel Additional Notes in accordance with this Section 4.26. Prior to the issuance of any Hotel Additional Notes, the Company shall:

          (i) provide to Ableco and its representatives written calculations of the estimated project costs associated with the Hotel Project at least 10 Business Days prior to the commencement of the business and legal due diligence described in clause (ii) below and at least 5 Business Days prior to the commencement of the negotiations described in clause (iii) below (it being understood that the estimated project costs shall provide such detail that (x) is customary in the private placement market for a financing of the type contemplated by the Hotel Additional Notes, (y) is similar in scope to the estimated project cost detail provided in connection with the Offering of the Initial Notes and (z) is in sufficient form to enable an investor to make a determination of whether to invest in the Hotel Project); and


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


          (ii) provide Ableco and its representatives with reasonable access to the Company's management and outside legal advisors in order to conduct business and legal due diligence during at least a 10 Business Day period;

          (iii) negotiate the pricing terms of the Hotel Additional Notes with Ableco and it representatives in good faith during at least a 20 Business Day period commencing with the commencement of the business and legal due diligence described in the foregoing clause (ii) and draft and finalize the legal documentation for the purchase of such Hotel Additional Notes by Ableco at the end of such 20 Business Day period.

     (b) If, at the end of the 20 Business Day period described in the foregoing clause (iii) of paragraph (a), Ableco, on behalf of itself, its Affiliates or any of its accounts, has not entered into a binding legal commitment to purchase any of the Hotel Additional Notes (or if, at the end of such 20 Business Day period , Ableco has entered into a binding legal commitment to purchase only some of the Hotel Additional Notes that the Company offered to Ableco pursuant to the foregoing paragraph (a)), the Company shall during the 90 Business Day period following the end of such 20 Business Day period be permitted to consummate the sale (or enter into a binding legal commitment to consummate such sale) to any Person of any Hotel Additional Notes offered to Ableco pursuant to the foregoing paragraph (a) that were not purchased by Ableco or any of its Affiliates or accounts.

     (c) If at the end of the 90 Business Day period described in the foregoing paragraph (b), the Company has not entered into binding legal commitments to sell all of the Hotel Additional Notes that it desires to sell, the Company shall offer to sell such Hotel Additional Notes to Cerberus in accordance with paragraphs (a) and (b) of this Section 4.26.

     Section 4.27. Restriction on Payment of Management Fees
                   -----------------------------------------

     The Company shall not, directly or indirectly, pay to Hyatt Gaming or any of its Affiliates any Management Fees except pursuant to the Management Agreement as in effect on the Closing Date and in accordance with this Indenture. Amounts payable pursuant to the Management Agreement and the Manager Subordination Agreement will not be prepaid, and no payment of the Incentive Fee (as defined in the Management Agreement as in effect on the Closing Date), either current or accrued, shall be made prior to the date the Black Hawk Casino is Operating or if at the time of payment of such Incentive Fee:

          (i) a Default or an Event of Default shall have occurred and be continuing or shall occur as a result thereof; or

          (ii) the Company's Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Incentive Fee is proposed to be paid would have been less than 1.5 to 1.0 (calculated on a pro forma basis after deducting from Consolidated Cash Flow (A) Incentive Fees paid in cash in accordance herewith after the first day of such fiscal period, and (B) any Incentive Fees deferred from a prior period proposed to be paid in cash during such period, but excluding any Incentive Fees deferred or accrued and not paid in cash during such period).

     With respect to periods following the date the Black Hawk Casino first becomes Operating and prior to the time when internal financial statements are available for four full fiscal quarters following the date the Black Hawk Casino first becomes Operating, such Fixed Charge Coverage Ratio shall be calculated only with respect to the number of full fiscal quarters (but in no event less than one full fiscal quarter) for which internal financial statements are available following the date the Black Hawk Casino first becomes Operating. Any Incentive Fees not permitted to be paid pursuant to Section 4.27 shall be deferred and shall accrue without interest and may be paid only at such time that they would otherwise be permitted to be paid hereunder.

     The right of the Manager to receive payment of the Incentive Fee shall be subordinate in right of payment to the right of the Holders to receive payments in full in cash of all obligations with respect to the notes pursuant to the terms of the Manager Subordination Agreement.

     The terms of the Management Agreement cannot be amended to increase amounts to be paid thereunder, or in any other manner which would be adverse to the Company or the Holders, including without limitation, to amend the method of computing the Annual Management Fee, the Basic Fee or the Incentive Fee in each case, as defined in the Management Agreement on the Closing Date); provided, however, that the foregoing shall not prohibit any amendment required under any Gaming Law or by any Gaming Authority.

     Section 4.28. Event of Loss
                   -------------

     Subject to the conditions set forth below, within 90 days after any Event of Loss with respect to any Collateral, the Company or the affected Restricted Subsidiary of the Company, as the case may be, shall so notify the Trustee, describing in such notice the nature of the Event of Loss in reasonable detail, and shall (i) subject to the provisions of this Section 4.28, apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of the improvements to the Black Hawk Casino, with no concurrent obligation to make any offer to purchase any Notes; (ii) if the Black Hawk Casino is not Operating and the Net Loss Proceeds exceed $1.0 million, deposit the Net Loss Proceeds in the Construction Disbursement Account to be disbursed in accordance with the procedures set forth in the Cash Collateral and Disbursement Agreement; (iii) if the Net Loss Proceeds exceed $1.0 million, deliver to the Trustee within 60 days after such Event of Loss a written opinion from a nationally recognized architect that the Black Hawk Casino, with at least the Minimum Facilities, can be rebuilt, repaired, replaced or constructed and Operating within not more than 360 days after the Event of Loss (but in no event later than the date that is six months prior to the maturity date of the Notes); and (iv) if the Net Loss Proceeds exceed $1.0 million, deliver an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (i) above and in accordance with clause
(iii) above.

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


     Upon the occurrence of an Event of Loss with respect to any Collateral having a fair market value or a replacement cost, if greater, than $20 million, of if upon the occurrence of any Event of Loss the Company is unable or fails to furnish the written opinion from a nationally recognized architect as required by clause (iii) above, then the Company shall, simultaneously with the delivery of the notice to the Trustee as set forth above, deliver to the Holders a notice (an "Event of Loss Notice") providing for the following: an option either (x) to allow the Company to apply the Net Loss Proceeds to the rebuilding, repair, replacement or construction of the improvements to the Black Hawk Casino or (y) to require that the Company purchase the maximum principal amount of Notes that may be purchased out of the Net Loss Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid Interest and Liquidated Damages, if any, thereon to the date of purchase (an "Event of Loss Offer").

     If Holders of a majority of the aggregate principal amount of the Notes then outstanding provide a written request (an "Event of Loss Acceptance"), within 30 days after the Event of Loss Notice that the Company effect an Event of Loss Offer, then the Company shall, within 10 days after the Event of Loss Acceptance, effect an Event of Loss Offer. The Event of Loss Offer shall be conducted in accordance with Section 3.10 hereof and shall be consummated not less than 30 nor more than 60 days after the date of such Event of Loss Offer. To the extent that the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Net Loss Proceeds, the Trustee shall select the Notes to be purchased in the manner described under Section 3.02 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Event of Loss Offer is less than the Net Loss Proceeds, the Company may repay any principal amount, or accrued and unpaid interest thereon, owing pursuant to the City Improvement Bonds, the FF&E Financing and/or the Second Mortgage Notes (not to exceed, in the aggregate, the amount by which the Net Loss Proceeds exceeds the aggregate principal amount of Notes, plus accrued and unpaid interest thereon, tendered in such Event of Loss Offer) and may, subject to the other provisions of this Indenture and the Collateral Documents, use any remaining Net Loss Proceeds for any purpose not otherwise prohibited by this Indenture.

     In the event that an Event of Loss Acceptance shall not have been given as provided in the preceding paragraph, then the Company shall utilize and apply the Net Loss Proceeds to the rebuilding, repair, replacement or construction of the improvements as aforesaid, consistent with the provisions of this Indenture and the Collateral Documents.

     Pending the rebuilding, repair, replacement or construction of the improvements as aforesaid or the completion of any Event of Loss Offer, the Company or the affected Restricted Subsidiary, as the case may be, shall pledge to the Trustee as additional Collateral all Net Loss Proceeds or other cash on hand required for such rebuilding, repair, replacement or construction pursuant to the terms of the Collateral Documents relating to the Black Hawk Casino. Such pledged funds shall be released to the Company or the affected Restricted Subsidiary to pay for or reimburse the Company or the affected Restricted Subsidiary for the actual cost of such permitted rebuilding, repair, replacement or construction, or such Event of Loss Offer, only as provided in this Section
4.28 and pursuant to the terms of the Collateral Documents relating to the Black Hawk Casino. Pending the final application of the Net Loss Proceeds, such proceeds may be invested in Cash Equivalents which shall be pledged to the


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


Trustee as security for the Notes. The Company or the applicable Restricted Subsidiary shall grant to the Trustee, on behalf of the Holders, a first priority lien, subject to Permitted Liens, on any properties or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in this Indenture and the Collateral Documents. With respect to any Event of Loss pursuant to clause (iv) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Company (or the affected Restricted Subsidiary, as the case may be), shall be required to receive consideration at least (i) equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to the Event of Loss and (ii) at least 90% of which is in the form of Cash Equivalents.

     Regardless of whether Net Loss Proceeds are made available to the Company pursuant to the provisions of this Section 4.28, upon the occurrence of an Event of Loss the Company shall promptly repair the improvements to be at least equal in value and of substantially the same character and condition as prior to such damage.

     Section 4.29. Excess Cash Purchase Offers
                   ---------------------------

     Within 120 days after each Operating Year of the Company, beginning with the first Operating Year after the Black Hawk Casino becomes Operating, the Company shall make an offer to all Holders (the "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 that may be purchased with (i) 50% of the Company's Excess Cash Flow for the four consecutive fiscal quarters ending on or immediately following the last day of the Operating Year then ended plus (ii) any amounts disbursed from the Cash Collateral Accounts and the Hyatt Cash Collateral Accounts pursuant to
Section 11 of the Cash Collateral and Disbursement Agreement that the Company elects, in its sole discretion, to include in any Excess Cash Flow Offer (the sum of the foregoing clauses (i) and (ii), collectively, the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid Interest and Liquidated Damages, if any, thereon to the date of purchase (the "Excess Cash Flow Purchase Price"), in accordance with this Indenture. The Event of Loss Offer shall be conducted in accordance with Section 3.10. Upon the expiration of the Event of Loss Offer, the Company shall apply the Excess Cash Flow Offer Amount to the purchase of all Notes tendered at the Excess Cash Flow Offer Purchase Price. If the aggregate principal amount of Notes tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Trustee shall select the Notes to be repurchased in the manner described under Section 3.02 hereof. To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount with respect thereto, the Company may repay any principal amount, or accrued and unpaid interest thereon, owing pursuant to the City Improvement Bonds, the FF&E Financing and/or the Second Mortgage Notes (not to exceed, in the aggregate, the amount by which the Excess Cash Flow Offer Amount exceeds 101% of the aggregate principal amount of notes, plus accrued and unpaid interest thereon, tendered in such Excess Cash Flow Offer) and may, subject to the other provisions of this Indenture and the Collateral Documents, use any remaining Excess Cash Flow for general corporate purposes and the amount of Excess Cash Flows shall be reset at zero.


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


     Section 4.30. Approvals Under Management Agreement.
                   -------------------------------------

     In the event that Hyatt Gaming has any right to approve any drawings, plans, specifications or contracts in connection with the construction, equipping and opening of the Black Hawk Casino, the Company will prepare, enter into and/or submit to Hyatt Gaming for approval such drawings, plans, specifications and contracts that the Company reasonably believes Hyatt Gaming will approve and/or Hyatt Gaming has indicated it would approve (or waive its approval rights with respect thereto), so long as the fees and costs associated with such drawings, plans, specifications and contracts, as adopted or executed, would not exceed the amount allocated for such items in the Cash Collateral and Disbursement Agreement.

     Section 4.31. Extension of Subdivision Agreement
                   ----------------------------------

     The Company shall cause:

          (i) the completion of public improvements required pursuant to the Subdivision Agreement to be substantially completed in all material respects on or prior to June 1, 2000; or

          (ii) the date on which such public improvements are required to be substantially completed in all material respects pursuant to the Subdivision Agreement to be extended from June 1, 2000 through at least December 31, 2001.

     Section 4.32. Deposit of Funds into Construction Disbursement Accounts
                   --------------------------------------------------------

     When any cash or other proceeds are released from any existing escrow account or security deposit made by or held for the benefit of the Company, the Company shall cause such cash or other proceeds to be deposited into the Construction Disbursement Account and the Hyatt Gaming Construction Disbursement Account on a pro rata basis promptly following the release of such cash or other proceeds.

     Section 4.33. Board of Directors
                   ------------------

     The Company shall not permit the Board of Directors of the Company to be comprised at any time of a number of directors such that the number of directors who are at any time Related Parties exceeds the number of directors who are not Related Parties.

                                   ARTICLE 5.

                                   SUCCESSORS
                                   ----------

     Section 5.01. Merger, Consolidation, or Sale of Assets
                   ----------------------------------------

     The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its


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


properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists (iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; (v) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made: (a) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and (b) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of the first paragraph of Section
4.09 hereof; (vi) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; and (vii) the Casino is Operating. In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     Section 5.02. Successor Corporation Substituted
                   ---------------------------------

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and Interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


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


                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES
                              ---------------------

     Section 6.01. Events of Default
                   -----------------

     An "Event of Default" occurs and is continuing under this Indenture if:

     (a) the Company defaults for 30 days in the payment when due of Interest on, or Liquidated Damages, if any, with respect to, the Notes;

     (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes;

     (c) the Company fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21,
4.25, 4.28, 4.29, 4.30, 4.31, 4.32 or 5.01 hereof;

     (d) a Change of Control shall occur;

     (e) the Company or any of its Restricted Subsidiaries for 30 days after notice thereof fails to comply with the provisions of any of the other agreements in this Indenture not set forth in clause (c) above;

     (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $1.0 million or more;

     (g) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

     (h) the Company, the LLC or any of their respective Affiliates breaches any material representation or warranty in the Collateral Documents or any certificates delivered in connection therewith, (ii) the Company, the LLC or any of their respective Affiliates fails after written notice thereof to comply with any material covenant or agreement set forth in the Collateral Documents,

(iii) the Company, the LLC or their respective Affiliates repudiates any of its obligations under the Collateral Documents, (iv) the Collateral Documents become unenforceable against the Company, the LLC or their respective Affiliates or perfection or priority of the Liens granted by the Company, the LLC or their respective Affiliates thereunder is lost for any reason, which in the case of clauses (i) and (ii) remains uncured for a period of 30 days after written notice specifying such breach or default;

     (i) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is not paying its debts as they become due; or

     (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

     (k) the revocation, termination, suspension or other cessation of effectiveness for a period of more than 90 consecutive days of any Gaming License results in the cessation or suspension of gaming operations at any Gaming Facility; or

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


     (l) the Black Hawk Casino fails to be Operating by the Operating Deadline or fails to remain Operating thereafter, except (i) as the hours of operation of the Black Hawk Casino may be limited by any Gaming Authority or Gaming Law or
(ii) for a period of time not to exceed 30 days during any 45-day period and not to exceed 60 days during any one-year period; provided, however, that, in any event, there shall not be an Event of Default under this clause if the failure to remain Operating during such period results from an Event of Loss pursuant to the terms of this Indenture.

     Section 6.02. Acceleration, Etc.
                   ------------------

     If any Event of Default (other than an Event of Default specified in clause
(i) or (j) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 15, 2002 , by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 15, 2002 , then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     Section 6.03. Other Remedies
                   --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and Interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and the Collateral Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


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


     Section 6.04. Waiver of Past Defaults
                   -----------------------

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or Interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05. Control by Majority
                   -------------------

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability and the Trustee may require satisfactory indemnity prior to taking any action.

     Section 6.06. Limitation on Suits
                   -------------------

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 15-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


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


     Section 6.07. Rights of Holders of Notes to Receive Payment
                   ---------------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and Interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Indenture upon any property subject to such Lien.

     Section 6.08. Collection Suit by Trustee
                   --------------------------

     If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and Interest remaining unpaid on the Notes and Interest on overdue principal and, to the extent lawful, Interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.09. Trustee May File Proofs of Claim
                   --------------------------------

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


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     Section 6.10. Priorities
                   ----------

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof and amounts due to the Trustee under the Collateral Documents, including without limitation, the Cash Collateral and Disbursement Agreement, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: (a) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and Interest, respectively, and
          (b) to Hyatt Gaming to the extent required by Section 3.7 of the Intercreditor Agreement with respect to proceeds from the Advance Disbursement Account;

               Third: to Hyatt Gaming for amounts due and unpaid on the Second Mortgage Notes for principal, premium and Liquidated Damages, if any, and Interest, ratably, without preference or priority of any kind according to the amounts due and payable on Second Mortgage Notes for Principal, Premium and Liquidated Damages, if any and Interest, respectively; and

               Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

     Section 6.11. Undertaking for Costs
                   ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


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


                                   ARTICLE 7.

                                     TRUSTEE
                                     -------

     Section 7.01. Duties of Trustee
                   -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture or any Collateral Document against the Trustee; and

          (c) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required under this Indenture.

     (d) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (e) of this Section.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at


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


the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02. Rights of Trustee
                   -----------------

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture or any Collateral Document, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     Section 7.03. Individual Rights of Trustee
                   ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.


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


     Section 7.04. Trustee's Disclaimer
                   --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or any Collateral Document, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture or any Collateral Document other than its certificate of authentication.

     Section 7.05. Notice of Defaults, Etc.
                   ------------------------

     If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs; provided, however, that in the event that the Trustee receives any notice pursuant to any of the Collateral Documents or the Intercreditor Agreement or if a Default has occurred pursuant to Section 6.01(f),and the Trustee has actual knowledge of such default, the Trustee will telecopy to Holders of Notes such notice within three days of receipt of such notice and within such three-day period shall mail a copy of such notice to all Holders. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Interest or Liquidated Damages on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     Section 7.06. Reports by Trustee to Holders of the Notes
                   ------------------------------------------

     (a) Within 60 days after each May 15 beginning with the May 15 following the Closing Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss 313(a) (but if no event described in TIA ss 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     (c) At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Notes to any Gaming Authority when requested to do so by the Company.

     (d) At the express direction of the Company and at the Company's expense, the Trustee shall provide any Gaming Authority with:

          (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

          (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

          (iii) notice of any Default under this Indenture or any Collateral Document, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

          (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

          (v) notice of any transfer or assignment of rights under this Indenture or any Collateral Document known to the Trustee within five Business Days thereof; and

          (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

     (e) To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

     Section 7.07. Compensation and Indemnity
                   --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture, the Collateral Documents and services thereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Documents, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the Collateral Documents.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and Interest on particular Notes previously for payment. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss 313(b)(2) to the extent applicable.

     Section 7.08. Replacement of Trustee
                   ----------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be as approved, licensed or qualified.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

     Section 7.09. Successor Trustee by Merger, etc.
                   ---------------------------------

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10. Eligibility; Disqualification

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of TIA ss310(a)(1), (2) and (5). The Trustee is subject to TIA ss310(b).

     Section 7.11. Preferential Collection of Claims Against Company
                   -------------------------------------------------

     The Trustee is subject to TIA ss 311(a), excluding any creditor relationship listed in TIA ss 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
                    ----------------------------------------

     Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance
                   --------------------------------------------------------

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight. Upon either Legal Defeasance or Covenant Defeasance, the security interests in Collateral shall be terminated pursuant to Section 10.08 hereof.

     Section 8.02. Legal Defeasance and Discharge
                   ------------------------------

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, Liquidated Damages, if any, and Interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

     Section 8.03. Covenant Defeasance
                   -------------------

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article IV (other than Sections 4.01, 4.02, 4.05, 4.22 and 4.25 and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(h), 6.01(k) through 6.01(m) hereof shall not constitute Events of Default.

     Section 8.04. Conditions to Legal or Covenant Defeasance
                   ------------------------------------------

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and Interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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


     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following deposit, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (h) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------------------------------------

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 8.06. Repayment to Company
                   --------------------

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or Interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     Section 8.07. Reinstatement
                   -------------

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or Liquidated Damages, if any, or Interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


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

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER
                        --------------------------------

     Section 9.01. Without Consent of Holders of Notes
                   -----------------------------------

     Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes :

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Closing Date; or

     (g) to provide for additional Subsidiary Guarantees as set forth in Section
4.20 hereof.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 9.02. With Consent of Holders of Notes
                   --------------------------------

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.10, 4.10, 4.28 and 4.29 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or Interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not affect the Liens in favor of the Trustee and the Holders created under the Collateral Documents in a manner adverse to the Holders or release all or any material portion of the Collateral, in each case, other than pursuant to the release of Collateral in accordance with the provisions of this Indenture and of the applicable Collateral Documents. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.10, 4.10, 4.28 and
4.29 hereof;

     (c) reduce the rate of or change the time for payment of Interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal of, or Interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of, or Interest or premium or Liquidated Damages, if any, on the Notes;

     (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.10, 4.10, 4.28 and 4.29 hereof); or

     (h) make any change in the foregoing amendment and waiver provisions.

     Section 9.03. Compliance with Trust Indenture Act
                   -----------------------------------

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

     Section 9.04. Revocation and Effect of Consents
                   ---------------------------------

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     Section 9.05. Notation on or Exchange of Notes
                   --------------------------------

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.06. Trustee to Sign Amendments, etc.
                   --------------------------------

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully


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


protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                             COLLATERAL AND SECURITY
                             -----------------------

     Section 10.01. Security
                    --------

     The Company agrees that the due and punctual payment of the principal of and Interest and premium, if any, and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and Interest on the overdue principal of and Interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be ratably secured by a Lien on the Collateral owned by the Company. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens, including executing, as applicable, a Pledge Agreement in the form attached hereto as Exhibit F, and a Collateral Assignment in the form attached hereto as Exhibit G.

     Section 10.02. Recording and Opinions
                    ----------------------

     (a) The Company shall cause the applicable Collateral Documents including the Deed of Trust and any financing statements, fixture filings, intellectual property filings, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the

Trustee in order fully to preserve and protect the Liens, and the priority thereof, securing the obligations under the Notes pursuant to the Collateral Documents.

     (b) The Company shall furnish to the Trustee:

          (i) Promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any supplemental indenture or other amendment to any Collateral Document, an Opinion of Counsel in the United States either (A) stating that in the opinion of such counsel, this Indenture, the Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and other instruments and reciting the details of such action or refer to prior Opinions of Counsel in which such details are given, and stating that, as to such Collateral Documents and such other instruments, such recording, registering and filing are the only recordings, registering and filings necessary to give notice thereof and that no re- recordings, re-registering or re-filings are necessary to maintain such notice, and further stating that all financing statements, continuation statements, fixture filings and intellectual property filings have been executed and filed that are necessary fully to preserve and protect the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents and other instruments or (B) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

          (ii) On June 1, in each year beginning with the year 2000, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements, fixture filings, intellectual property filings, or other instruments of further assurance as is necessary to maintain the Liens of this Indenture, and the Collateral Documents and other instruments until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements, continuation statements, fixture filings, intellectual property filings, have been executed and filed that are necessary to preserve and protect the rights of the Holders and the Trustee hereunder, and under the Collateral Documents and other instruments or (B) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

     (c) The Company shall otherwise comply with the provisions of TIA ss314(b).

     Section 10.03. Release of Collateral
                    ---------------------

     (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale, the Trustee shall release (at the sole cost and expense of the Company) (i) Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.

     (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Trustee, no release of Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Notes.

     (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA ss 313(b), relating to reports, and TIA ss 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA ss 314(d) may be made by an Officer of the Company except in cases where TIA ss 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

     Section 10.04. Certificates of the Company
                    ---------------------------

     The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents, (i) all documents required by TIA ss314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

     Section 10.05. Certificates of the Trustee
                    ----------------------------

     In the event that the Company wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b) hereof, shall deliver a certificate to the Company setting forth such determination.

     Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents
-----------------------------------------------------------------------------

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, take on behalf of the Holders of Notes, all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

     Subject to certain gaming and bankruptcy laws, upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents
------------------------------------------------------------------------------

     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

     Section 10.08. Termination of Security Interest
                    --------------------------------

     Upon the payment in full of all Obligations of the Company under this Indenture, the Collateral Documents and the Notes, or upon Legal Defeasance or Covenant Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Company stating that such Obligations have been paid in full, and take all actions necessary to release the Liens pursuant to this Indenture and the Collateral Documents.

     Section 10.09. Cooperation Of Trustee
                    ----------------------

     In the event the Company pledges or grants a security interest in additional Collateral, the Trustee shall cooperate with the Company in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Company engages in any transaction pursuant to Section 10.3 hereof, the Trustee shall cooperate with the Company in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including delivering and releasing the Collateral in a prompt and reasonable manner.

     Section 10.10. Collateral Agent
                    ----------------

     The Trustee may, from time to time, appoint one or more collateral agents hereunder ("Collateral Agents"). Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or that are specified in any Collateral Documents, including, without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the ratable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent.


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

                                   ARTICLE 11.

                                  MISCELLANEOUS
                                  -------------

     Section 11.01. Trust Indenture Act Controls
                    ----------------------------

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss318(c), the imposed duties shall control.

     Section 11.02. Notices
                    -------

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:         Windsor Woodmont Black Hawk Resort Corp.
                                    2231 Valdina Street
                                    Dallas, Texas  75207
                                    Facsimile: (213) 630-1261
                                    Attention: Daniel P. Robinowitz

         With a copy to:            Paul, Hastings, Janofsky & Walker LLP
                                    399 Park Avenue
                                    New York, New York 10022
                                    Facsimile:  (212) 319-4090
                                    Attention:  William F. Schwitter, Esq.

         If to the Trustee:         SunTrust Bank
                                    225 East Robinson Street, Suite 250
                                    Orlando, Florida  32801
                                    Facsimile: (407) 237-5299
                                    Attention: Deborah L. Moreyra

         With a copy to:            Nabors, Giblin & Nickerson
                                    Signature Plaza
                                    201 South Orange Avenue
                                    Orlando, Florida 32801
                                    Facsimile:  (407) 426-8022
                                    Attention: Warren Bloom, Esq.

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section 11.03. Communication by Holders of Notes with Other Holders of
Notes
---------------------------------------------------------------------------

     Holders may communicate pursuant to TIA ss 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss 312(c).

     Section 11.04. Certificate and Opinion as to Conditions Precedent
                    --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     Section 11.05. Statements Required in Certificate or Opinion
                    ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss 314(a)(4)) shall comply with the provisions of TIA ss 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Section 11.06. Rules by Trustee and Agents
                    ---------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders
-------------------------------------------------------------------------------

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 11.08. Governing Law
                    -------------

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 11.09. No Adverse Interpretation of Other Agreements
                    ---------------------------------------------

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 11.10. Successors
                    ----------

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 11.11. Severability
                    ------------

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.12. Counterpart Originals
                    ---------------------

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 11.13. Table of Contents, Headings, etc.
                    ---------------------------------

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 11.14. Gaming and Liquor Laws
                    ----------------------

     The terms and provisions of this Indenture, including, but not limited to, all rights and remedies of the Trustee and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor (collectively, the "Gaming and Liquor Laws"), in the State of Colorado, which may include, but not be limited to, the necessity for the Trustee to obtain the prior approval of the regulatory agencies enforcing the Gaming or Liquor Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder.

                         [Signatures on following page]

                                   SIGNATURES



   Dated as of March 14, 2000           WINDSOR WOODMONT BLACK HAWK
                                        RESORT CORP.


                                        By: /s/  Daniel P. Robinowitz
                                                 -------------------------------
                                                 Name: Daniel P. Robinowitz
                                                 Title:  President

   Dated as of March 14, 2000           SUNTRUST BANK, AS TRUSTEE

                                        By: /s/  Debbie Moreyra
                                                 -------------------------------
                                                 Name:  Debbie Moreyra
                                                 Title: Authorized Signatory,
                                                        First Vice President


                        [Signature page to the Indenture]

                                                                       EXHIBIT A
                                  FORM OF NOTE
                                 [Face of Note]
--------------------------------------------------------------------------------

This instrument has been issued with original issue discount, as such term is defined in Section 1271 et seq. of the Internal Revenue Code of 1986, as amended. Upon inquiry made by any holder hereof, addressed to Windsor Woodmont Black Hawk Resort Corp. (the "Company") at 2231 Valdina Street, Dallas, Texas 75707, Attention Michael Armstrong, the Company will provide a statement setting forth the issue price, the amount of original issue discount, the issue date and the yield to maturity with respect to the instrument held by such holder.

This instrument is subject to the terms of a Intercreditor Subordination and Collateral Agreement dated as of March 14, 2000, between SunTrust Bank, as trustee, Hyatt Gaming Management, Inc. and the Company (as amended in accordance with its terms) which is incorporated herein by reference. Notwithstanding any statement to the contrary contained in this instrument, no payment on account of the obligations hereunder, whether of principal or interest or otherwise, shall be made, paid, received or accepted except in accordance with the express terms of the Intercreditor Subordination and Collateral Agreement.

                                                         CUSIP/CINS ____________

                  13% [Series B] First Mortgage Notes due 2005

No. ___                                                            $____________

                    Windsor Woodmont Black Hawk Resort Corp.

promises to pay to _____________________________________________________________
or registered assigns,
the principal sum of ___________________________________________________________
Dollars on March 15, 2005.
Interest Payment Dates:  March 15 and September 15
Record Dates:  March 1 and September 1
Dated:  March   , 2000


                                        Windsor Woodmont Black Hawk Resort Corp.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By: ____________________________________
                                            Name:
                                            Title:

This is one of the Notes referred to in the within-mentioned Indenture:

SunTrust Bank,
  as Trustee

By: __________________________________
         Authorized Signatory


================================================================================

                                 [Back of Note]
                  13% [Series B] First Mortgage Notes due 2005

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Unit Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the following legend if Regulation S Temporary Global Note:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13% per annum from March 17, 2000 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2000. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.1

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, SunTrust Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of March 14, 2000 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Company limited to $135.0 million in aggregate principal amount.

     5. Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to March 15, 2002. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption

--------
     1 [If Regulation S Temporary Global Note, add the following paragraph:
Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.]

prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


Year                                                   Percentage
----                                                   ----------
2002............................................        113.000%
2003............................................        108.666%
2004............................................        104.333%
2005 (maturity).................................        100.000%


     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 113% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date with the net cash proceeds of a Equity Offering; provided that (i) at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and (ii) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

     6. Gaming Redemption

     Notwithstanding the provisions of subparagraph (a) of paragraph 5 above, if any Gaming Authority requires that a Holder or beneficial owner of notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner shall not be so licensed, qualified or found suitable, the Company will have the right, at its option: (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days (or such earlier date as may be ordered by such Gaming Authority) of (x) the termination of the period described above for such Holder or beneficial owner to apply for a license, qualification or finding of suitability, or (y) receipt of the notice from such Gaming Authority that such holder or beneficial owner shall not be licensed, qualified or found suitable by such Gaming Authority; or (ii) to redeem the Notes of such holder of beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such holder or beneficial owner acquired such notes, together with, in either case, accrued and unpaid interest thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

     7. Mandatory Redemption.

     Except as set forth in paragraphs 6 above and 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     8. Repurchase at Option of Holder.

     (a) If the Company or a Subsidiary consummates any Asset Sales, pursuant to
Section 4.10 of the Indenture, when the aggregate amount of Excess Proceeds exceeds $5 million, the Company will be required to make an offer (an "Asset

Sale Offer") to all Holders of Notes pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, which date will be no less than 30 nor more than 60 days after the date of the Asset Sale Offer, in accordance with the procedures set forth in
Section 3.10 of the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may repay any principal amount, or accrued and unpaid interest thereon, owing pursuant to the city improvement bonds, the FF&E Financing and/or the Second Mortgage Notes (not to exceed, in the aggregate, the amount by which the Excess Proceeds exceeds the aggregate principal amount of Notes, plus accrued and unpaid interest thereon, tendered in such Asset Sale Offer) and may, subject to the provisions of the Indenture and the Collateral Documents, use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture and the Collateral Documents. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.02 of the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     (b) Within 120 days after the end of each Operating Year of the Company, beginning with the first Operating Year after the Black Hawk Casino becomes operating, the Company will make an offer to all Holders (an "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 that may be purchased with (i) 50% of the Company's Excess Cash Flow in respect of the four consecutive fiscal quarters ending on or immediately following the last day of such Operating Year plus (ii) any amounts disbursed from the Cash Collateral Accounts and the Hyatt Cash Collateral Accounts pursuant to Section 11 of the Cash Collateral and Disbursement Agreement that the Company elects, in its sole discretion, to include any Excess Cash Flow Offer (the sum of the foregoing clauses (i) and (ii), collectively, the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 101% of the principal amount of Notes to be purchased, plus accrued and unpaid interest to the purchase date (the "Excess Cash Flow Purchase Price"), in accordance with the procedures set forth in Section 3.10 of the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount with respect thereto, the Company may repay any principal amount, or accrued and unpaid interest thereon, owing pursuant to the City Improvement Bonds, the FF&E Financing and/or the Second Mortgage Notes (not to exceed, in the aggregate, the amount by which the Excess Cash Flow Offer amount exceeds 101% of the aggregate principal amount of Notes, plus accrued and unpaid interest thereon, tendered in such Excess Cash Flow Offer) and may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining excess cash flow for general corporate purposes and the amount of Excess Cash Flow shall be reset at zero. Holders of Notes that are the subject of an offer to purchase shall receive an Excess Cash Flow Offer from the Company prior to any related purchase date and may elect to have such notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     (c) Subject to the conditions set forth below, within 90 days after any Event of Loss with respect to any Collateral, the Company or the affected Restricted Subsidiary of the Company, as the case may be, shall so notify the

Trustee, describing in such notice the nature of the Event of Loss in reasonable detail, and shall (i) apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of the improvements to the Black Hawk Casino, with no concurrent obligation to make any offer to purchase any Notes; (ii) if the Casino is not Operating and the Net Loss Proceeds exceed $1.0 million, deposit the Net Loss Proceeds in the Construction Disbursement Account to be disbursed in accordance with the procedures set forth in the Disbursement Agreement; (iii) if the Net Loss Proceeds exceed $1.0 million, deliver to the Trustee within 60 days after such Event of Loss a written opinion from a nationally recognized architect that the Black Hawk Casino, with at least the Minimum Facilities, can be rebuilt, repaired, replaced or constructed and Operating within not more than 360 days after the Event of Loss (but in no event later than the date that is six months prior to the maturity date of the Notes); and (iv) if the Net Loss Proceeds exceed $1.0 million, deliver an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (i) above and in accordance with clause
(iii) above.

     Upon the occurrence of an Event of Loss with respect to any Collateral having a fair market value or a replacement cost greater than $20 million, or if upon the occurrence of any Event of Loss the Company is unable or fails to furnish the written opinion from a nationally recognized architect as required by clause (iii) above, then the Company shall, simultaneously with the delivery of the notice to the Trustee as set forth above, deliver to the Holders a notice (an "Event of Loss Notice") providing for the following: an option either (x) to allow the Company to apply the Net Loss Proceeds to the rebuilding, repair, replacement or construction of the improvements to the Black Hawk Casino or (y) to require that the Company purchase the maximum principal amount of Notes that may be purchased out of the Net Loss Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid Interest and Liquidated Damages, if any, thereon to the date of purchase (an "Event of Loss Offer").

     If Holders of a majority of the aggregate principal amount of the Notes then outstanding provide a written request (an "Event of Loss Acceptance") within 30 days after the Event of Loss Notice that the Company effect an Event of Loss Offer, then the Company shall, within 10 days after the Event of Loss Acceptance, effect an Event of Loss Offer. The Event of Loss Offer shall be conducted in accordance with Section 3.10 of the Indenture and shall be consummated not less than 30 nor more than 60 days after the date of such Event of Loss Offer. To the extent that the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Net Loss Proceeds, the Trustee shall select the Notes to be purchased in the manner described under
Section 3.02 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Event of Loss Offer is less than the Net Loss Proceeds, the Company may repay any principal amount, or accrued and unpaid interest thereon, owing pursuant to the City Improvement Bonds, the FF&E Financing and/or the Second Mortgage Notes (not to exceed, in the aggregate, the amount by which the Net Loss Proceeds exceeds the aggregate principal amount of Notes, plus accrued and unpaid interest thereon, tendered in such Event of Loss Offer) and may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining Net Loss Proceeds for any purpose not otherwise prohibited by the Indenture.

     9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address (unless a shorter period is required by a Gaming Authority with respect to a redemption pursuant to

Paragraph 6 of this Note). Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.2

     11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not affect the Liens in favor of the Trustee and the Holders created under the Collateral Documents in a manner adverse to the Holders (other than pursuant to the release of Collateral in accordance with the provisions of the Indenture and of the applicable Collateral Documents) or release all or any material portion of the Collateral. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture or to provide for additional Subordinated Guarantors.

--------
2 [If Regulation S Temporary Global Note, add the following paragraph: This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an opinion of counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

     13. Defaults and Remedies. Events of default include: (a) default for 30 days in the payment when due of Interest on, or Liquidated Damages, if any, with respect to, the Notes; (b) default in the payment when due of principal of or premium, if any, on the Notes; (c) failure to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19, 4.20, 4.21, 4.25, 4.28, 4.29, 4.30, 4.31, 4.32 or 5.01 of the Indenture;
(d) a Change of Control shall occur; (e) the Company or any of its Restricted Subsidiaries for 30 days after notice thereof fails to comply with the provisions of any of the other agreements in the Indenture not set forth in clause (c) above; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $1.0 million or more; (g) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (h) (i) the Company, the LLC or any of their respective Affiliates breaches any material representation or warranty in the Collateral Documents or any certificates delivered in connection therewith, (ii) the Company, the LLC or any of their respective Affiliates fails after written notice thereof to comply with any material covenant or agreement set forth in the Collateral Documents, (iii) the Company, the LLC or their respective Affiliates repudiates any of its obligations under the Collateral Documents,
(iv) the Collateral Documents become unenforceable against the Company, the LLC or their respective Affiliates or perfection or priority of the Liens granted by the Company, the LLC or their respective Affiliates thereunder is lost for any reason, which in the case of clauses (i) and (ii) remains uncured for a period of 30 days after written notice specifying such breach or default; (i) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case,
(iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; or (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; (k) the revocation, termination, suspension or other cessation of effectiveness for a period of more than 90 consecutive days of any Gaming License results in the cessation or suspension of gaming operations at any Gaming Facility; or (l) the Black Hawk Casino fails to be Operating by the Operating Deadline or fails to remain Operating thereafter, except (a) as the hours of operation of the Black Hawk Casino may be limited by any Gaming Authority or Gaming Law or (b) for a period of time not to exceed 30 days during any 45-day period and not to exceed 60 days during any one-year period; provided, however, that, in any event, there shall not be an Event of Default under this clause if the failure to remain Operating during such period results from an Event of Loss pursuant to the terms of this Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. In the event the Trustee is required by the holders or otherwise required by the Indenture or the collateral documents to take any action which may reasonably result in environmental-related liability to the Trustee, the Trustee may require additional indemnities regarding such liability. If such indemnities are not obtained, the Trustee may resign. In the case of any event of default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium and Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. Security. The due and punctual payment of the principal of, interest and premium, if any, and liquidated damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under the Indenture and the Notes, according to the terms hereunder or thereunder, shall be ratably secured by a lien on the collateral owned by the Company, subject to certain permitted liens. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral

Documents (including, without limitation, the provisions providing for foreclosure and release of collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the collateral documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of March 14,2000, between the Company and the parties named on the signature pages thereof or, in the case of additional notes, holders of restricted global notes and restricted definitive notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to the rights given by the Company to the purchasers of any additional notes (collectively, the "Registration Rights Agreement").

     20. CUSIP Numbers. The Company in issuing the notes, may use a "cusip" number. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

           Windsor Woodmont Black Hawk Resort Corp.
           2231 Valdina Street
           Dallas, TX  75207
           Attention:  Michael Armstrong

                                 Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's Soc. Sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type Assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________________

                    Your Signature: ____________________________________________
                   (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*: __________________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                        Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10, 4.28 or 4.29 of the Indenture, check the appropriate box below:

 [ ] Section 4.10            [ ] Section 4.28           [ ] Section 4.29

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, 4.28 or 4.29 of the Indenture, state the amount you elect to have purchased:

$______________________________

Date: _________________________

                    Your Signature: ____________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                    Tax Identification No.:  ___________________________________


Signature Guarantee*: _________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                SCHEDULE OF EXCHANGES OF [REGULATION S TEMPORARY

                  GLOBAL NOTE] [INTERESTS IN THE GLOBAL NOTE]*

     The following exchanges of a part of this [Regulation S Temporary Global Note] [Global Note] [for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note] [for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note], have been made:


                                                                   Principal Amount of this     Signature of authorized
                     Amount of decrease in   Amount of increase in   Global Note following        officer of Trustee or
                       Principal Amount       Principal Amount of        such decrease               Note Custodian
 Date of Exchange     of this Global Note      this Global Note          (or increase)               --------------
----------------      -------------------      ----------------          -------------













* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Windsor Woodmont Black Hawk Resort Corp.
2231 Valdina Street
Dallas, TX  75207

SunTrust Bank
225 East Robinson Street, Suite 250
Orlando, FL  32801

            Re: 13% First Mortgage Notes Due 2005

     Reference is hereby made to the Indenture, dated as of March 14, 2000 (the "Indenture"), between Windsor Woodmont Black Hawk Resort Corp., as issuer (the "Company"), and SunTrust Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. [ ] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made by the holder of a Temporary Regulation S Global Note prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3.[ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

     or

          (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

     or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

     or

          (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel acceptable to the Company provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

     4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                               ---------------------------------
                                                 [Insert Name of Transferor]


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

     Dated:
           ----------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1. The Transferor owns and proposes to transfer the following:

     [CHECK ONE OF (a) OR (b)]

     (a) [ ] a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP ____________ ), or

          (ii)  [ ] IAI Global Note (CUSIP ____________ ), or

          (iii) [ ] Regulation S Global Note (CUSIP _________ ), or

          (iv)  [ ] Temporary Regulation S Global Note.

     (b) a Restricted Definitive Note.

     2. After the Transfer the Transferee will hold:

     [CHECK ONE]

     (a) a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP ____________ ), or

          (ii)  [ ] IAI Global Note (CUSIP ____________ ), or


          (iii) [ ] Unrestricted Global Note (CUSIP _____________ ), or

          (iv)  [ ] Regulation S Global Note (CUSIP ____________ ), or


          (v)   [ ] Temporary Regulation S Global Note

     (b) [ ] a Restricted Definitive Note; or

     (c) [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

 Windsor Woodmont Black Hawk Resort Corp.
 2231 Valdina Street
 Dallas, Texas 75207

 SunTrust Bank
 225 East Robinson Street, Suite 250
 Orlando, FL  32801

           Re:  13% First Mortgage Notes due 2005


                                                            (CUSIP ____________)

          Reference is hereby made to the Indenture, dated as of March 14, 2000 (the "Indenture"), between Windsor Woodmont Black Hawk Resort Corp., as issuer (the "Company"), and SunTrust Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
--------------------------------------------------------------------------------

          (a) [ ]Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ]Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. [ ] Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                --------------------------------
                                                   [Insert Name of Transferor]


                                             By:________________________________
                                                Name:
                                                Title:
 Dated:
        ----------------------

                                                                       EXHIBIT D


                             FORM OF CERTIFICATE OF
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

 Windsor Woodmont Black Hawk Resort Corp.
 2231 Valdina Street
 Dallas, Texas  76207

 SunTrust Bank
 225 East Robinson Street, Suite 250
 Orlando, Florida  32801

           Re:  13% First Mortgage Notes Due 2005

          Reference is hereby made to the Indenture, dated as of March 14, 2000 (the "Indenture"), between Windsor Woodmont Black Hawk Resort Corp., as issuer (the "Company"), and SunTrust Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) [ ] a beneficial interest in a Global Note, or

          (b) [ ] a Definitive Note,

          We confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act (F) pursuant to an effective registration statement under the Securities Act or an exemption from such registration, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            ------------------------------------
                                            [Insert Name of Accredited Investor]


                                         By:____________________________________
                                             Name:
                                             Title:
 Dated:
        -------------------------

                                                                       EXHIBIT E


                         FORM OF SUPPLEMENTAL INDENTURE
               TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _____________,____, among _________________________ (the "Guaranteeing
Subsidiary"), a direct or indirect subsidiary of Windsor Woodmont Black Hawk Resort Corp. (or its permitted successor), a Colorado corporation (the "Company"), the other Persons (as defined in the Indenture referred to herein) that have previously entered into a supplemental indenture pursuant to the terms of the Indenture (each an "Existing Subsidiary Guarantor" and, together with the Guaranteeing Subsidiary, each a "Subsidiary Guarantor") and SunTrust Bank, as trustee under the Indenture (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 14, 2000, providing for the issuance of an aggregate principal amount of $100,000,000 of 13% First Mortgage Notes due 2005 (the "Initial Notes") plus up to an additional $35.0 million aggregate principal amount of Notes to be issued thereunder in accordance with the Indenture (the "Additional Notes", and, together with the Initial Notes, the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Amendments to the Indenture3. (a) Section 1.01 of the Indenture is hereby amended to add the following definitions:

               (a) The definition of "obligor" in Section 1.03 of the Indenture is hereby amended and restated to read in its entirety as follows:
          "obligor" on the Notes and the Subsidiary Guarantees means the

--------
3 This section should be included only the first time that this supplemental indenture is executed.

          Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively."

               (b) Section 4.03(b) of the Indenture is hereby amended to include the words "and the Subsidiary Guarantors" after the first time the words "the Company" appear in such section.

               (c) Section 4.04(a) of the Indenture is hereby amended to include the words "and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA)" after first time the words "the Company" appear in such section.

               (d) Section 4.06 of the Indenture is hereby amended to include the words "and each of the Subsidiary Guarantors" after each time the words "the Company" appear in such section.

               (e) Section 6.01 of the Indenture is hereby amended to add the following provision:

                    "(m) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under such Subsidiary Guarantor's Subsidiary Guarantee."

               (f) The first clause of Section 9.01 is hereby amended and restated to read in its entirety as follows:

                    "Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:"

               (g) Section 9.01(c) is hereby amended and restated to read in its entirety as follows:

                    "(c) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or
                    Article 12 hereof;"

               (h) The last paragraph of Section 9.01 is hereby amended to include the words "and the Subsidiary Guarantors" after second time the words "the Company" appear in such paragraph.

               (i) Section 9.02 of the Indenture is hereby amended to (i) include the phrase ", the Subsidiary Guarantees" after the first parenthetical appearing in such section and after the second time that the word "Indenture" appears in such section; (ii) add the following clause as a new clause (h):

                    "(h) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or"

 and (iii) the existing clause (h) shall be relettered as clause (i).

               (j) Section 11.02 of the Indenture is hereby amended to provide that any notices to be given to a Subsidiary Guarantor pursuant to the Indenture shall be given at the address of the Company and in the manner that notices are given to the Company.

               (k) Section 11.10 of the Indenture is hereby amended to add the following"

                    "All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 12.05."

               (l) Section 10.01 is hereby amended and restated to read in its entirety as follows:

               "Section 10.01. Security.
                               ---------

                    The due and punctual payment of the principal of and Interest and premium, if any, and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and Interest on the overdue principal of and Interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes and the Subsidiary Guarantees, according to the terms hereunder or thereunder, shall be ratably secured by a Lien on the Collateral owned by the Company and each Subsidiary Guarantee similarly shall be secured as provided in the Collateral Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Subsidiary Guarantors shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Subsidiary Guarantees secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens, including executing, as applicable, a Pledge Agreement in the form attached hereto as Exhibit F and a Collateral Assignment in the form attached hereto as Exhibit G."

               (n) Section 10.02(a) of the Indenture is hereby amended to add the words "and the Subsidiary Guarantors" after the first time that the words "the Company" appear in such section and to add the words "and the Subsidiary Guarantees" after the first time the words "the Notes" appear in such section.

               (o) Section 10.02(b) of the Indenture is hereby amended to add the words "and the Subsidiary Guarantors" after the first time that the words "the Company" appear in such section.

               (p) Section 10.09 of the Indenture is hereby amended to add the words "or any Subsidiary Guarantor" after the first and third times the words "the Company" appear in such section and the words "or such Subsidiary Guarantor" after the second and fourth times the words "the Company" appear in such section

               (m) The Indenture is hereby amended to add the following provisions:

                                  "ARTICLE XII

                             SUBSIDIARY GUARANTEES"

          "Section 12.01. Guarantee. Subject to this Article 12, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and Interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and Interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          Section 12.02. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 12, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

          Section 12.03. Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 12.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee substantially in the following form:

          "For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 14, 2000 (the "Indenture") among Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation, the Subsidiary Guarantors listed on Schedule I thereto and SunTrust Bank, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and Interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, Interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same,
          (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.



                          [NAME OF SUBSIDIARY GUARANTOR(S)]

                          By:
                                   --------------------------------------------

                          Name:
                                   --------------------------------------------

                          Title:                                               "
                                   --------------------------------------------

          Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

          Section 12.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 12.05, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary

Guarantor is the surviving Person) another corporate Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

          (a) subject to Section 12.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof. Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

          Section 12.05. Releases Following Sale of Assets. In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

          Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and Interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 12."

          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

          (a) Along with all other Subsidiary Guarantors, to jointly and severally and unconditionally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (i) the principal of and Interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and Interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

          (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Subsidiary Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

          (h) The Subsidiary Guarantors shall have the right to seek contribution from any non- paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) Pursuant to Section 12.02 of the Indenture, as amended to date, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

          3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          4. Guaranteeing Subsidiary May Consolidate, etc. on Certain Terms.

          (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

               (i) subject to Sections 12.04 and 12.05 of the Indenture, as amended to date, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

               (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) Except as set forth in Articles 4 and 5 and Section 12.05 of the Indenture, as amended to date, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

          5. Releases.
             --------

          (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

          (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 12 of the Indenture, as amended to date.

          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the

Collateral Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. New York Law To Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.



                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

 Dated:                             ,
         ---------------------------  ------

                                        [GUARANTEEING SUBSIDIARY]


                                        By:
                                           -------------------------------------

                                           Name:
                                           Title:


                                        WINDSOR WOODMONT BLACK HAWK
                                        RESORT CORP.


                                        By:
                                           -------------------------------------

                                           Name:
                                           Title:


                                        [EXISTING Subsidiary Guarantors]


                                        By:
                                           -------------------------------------

                                           Name:
                                           Title:


                                        SUNTRUST BANK,
                                        as Trustee


                                         By:
                                             -----------------------------------
                                             Authorized Signatory

                                   Schedule I
                        SCHEDULE OF SUBSIDIARY GUARANTORS
                        ---------------------------------

          The following schedule lists each Subsidiary Guarantor under the Indenture as of the Issue Date:

                                                                       EXHIBIT F

                               FORM OF SUBSIDIARY
                                INTERCOMPANY NOTE
                                -----------------


 $[________________________]                              [Black Hawk, Colorado]


                                                   [____________][____], 200[__]



          FOR VALUE RECEIVED, [Restricted Subsidiary], a [__________] corporation (the "Payor"), hereby promises to pay on demand to the order of Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation (the "Payee"), the unpaid principal amount of all loans and advances made from time to time by the Payee to the Payor, in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate.

          The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until all such principal amounts have been repaid in full, which interest shall be payable at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Subsidiary Intercompany Note.

          This Subsidiary Intercompany Note is executed to evidence intercompany Indebtedness referred to in the Indenture, dated as of March [___], 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture", by and between Payee and [____________________], as trustee (together with its successors in such capacity, the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. The Payor hereby acknowledges and agrees that the Trustee, as in effect from time to time, may exercise all rights provided therein with respect to this Subsidiary Intercompany Note.

          The Payee is hereby authorized (but not required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Subsidiary Intercompany Note), and all repayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. The failure of the Payee to record any repayments made on account of the principal balance thereof shall not limit or otherwise affect the obligations of the Payor under the Subsidiary Intercompany Note to pay the principal and interest due and payable hereunder.

          All payments under this Subsidiary Intercompany Note shall be made without offset, counterclaim or deduction of any kind. The Payee hereby waives presentment for payment and demand.

          The Payee hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Subsidiary Intercompany Note.

          THIS SUBSIDIARY INTERCOMPANY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                    [RESTRICTED SUBSIDIARY]

                                    By:      _______________________________
                                    Name:    _______________________________
                                    Title:   _______________________________

                                                                       Exhibit G

                                PLEDGE AGREEMENT
                                ----------------


          THIS PLEDGE AGREEMENT, dated as of [__________], 200[__] (herein, as amended or otherwise modified from time to time, called this "Pledge Agreement"), is between [[RESTRICTED SUBSIDIARY], [_____________]/Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation] (herein called the "Pledgor")], and SUNTRUST BANK, a Georgia banking corporation, as trustee (herein, together with its successors in such capacity, called the "Trustee") for the benefit of itself and the Holders (as hereinafter defined).


                               W I T N E S S E T H
                               -------------------

          WHEREAS, [the Pledgor /Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation (the "Company")] and the Trustee have previously entered into that certain Indenture dated as of March 14, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture") pursuant to which [Pledgor/Company] is (a) issuing its 13% Series A First Mortgage Notes due 2005 (such notes, together with any notes issued in replacement thereof or in exchange therefor, the "Series A Notes"), and (b) will issue its 13% Series B First Mortgage Notes due 2005 (such notes, together with any notes issued in replacement thereof or in exchange therefor, the "Series B Notes" and, together with the Series A Notes, the "Initial Notes"), in the original aggregate principal amount of $100,000,000, and pursuant to which the Issuer may issue up to an additional $35,000,000 aggregate principal amount of notes in the same series as the Initial Notes (such notes, together with any notes issued in replacement thereof or in exchange therefor, the "Additional Notes" and, together with the Initial Notes, the "Notes");

          [WHEREAS, in compliance with Section 4.20 of the Indenture, Pledgor has executed that certain Supplemental Indenture in favor of the Trustee] (the "Supplemental Indenture");][insert only if Pledgor is a Restricted Subsidiary]

          [WHEREAS, the Pledgor will derive substantial direct and indirect benefit from the transactions contemplated in the Indenture;][insert only if Pledgor is a Restricted Subsidiary]

          WHEREAS, it is a requirement of Section 4.20 of the Indenture that Pledgor execute and deliver this Pledge Agreement to the Trustee for itself and the ratable benefit of the holders from time to time of the Notes (the "Holders") to secure the payment and performance of the Obligations (as hereinafter defined);

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of with is hereby acknowledged, Pledgor agrees, for the benefit of the Trustee, and for the ratable benefit of the Holders as follows:

     Section 12. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given in the Indenture. In addition the following terms shall have the following meanings when used:

          "Liquor Laws" means the liquor laws of any jurisdiction or jurisdictions to which the Issuer or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

          "Liquor License" means any license, permit, franchise or other authorization from any Liquor Licensing Authority necessary or required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the lodging, retail, restaurant or other entertainment facilities of the Issuer, including all licenses granted under the Liquor Laws.

          "Liquor Licensing Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or a foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Liquor Enforcement Division and the city of Black Hawk Liquor Licensing Authority and any other applicable liquor licensing regulatory authority with authority to regulate any liquor licensed operation (or proposed liquor licensed operation) owned by the Issuer or any of its Subsidiaries and managed or operated by Hyatt Gaming or any of its Subsidiaries.

          "Obligations" means all obligations of the [Pledgor/Company [insert only if Pledgor is a Restricted Subsidiary]] to the Holders and the Trustee howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Indenture, the Notes, this Pledge Agreement or any other Transaction Document

          "Transaction Documents" means the Indenture, the Notes, this Pledge Agreement, the other Collateral Documents[, any Supplemental Indenture][insert only if Pledgor is a Restricted Subsidiary] and all other documents, instruments, financing statements and other agreements executed in connection herewith and therewith from time to time, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of New York on the date of this Pledge Agreement; provided, however, that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest granted hereunder in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Unmatured Surviving Obligation" means, as of any date, an Obligation which is contingent and unliquidated and not due and owing on such date and which, pursuant to provisions of any Transaction Document, survives termination of such Transaction Document and the indefeasible payment in full of the Notes.

     Section 13. Pledge and Grant of Security Interest. As collateral security for the due and punctual payment and performance in full when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of the Notes and all other Obligations, the Pledgor hereby hypothecates, pledges, sets over, delivers and grants to the Trustee for itself and on behalf of the Holders, a continuing first priority security interest in the following ("Pledged Collateral"):

     (a) the Pledged Stock and the certificates representing or evidencing all such shares;

     (b) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the Pledged Stock;

     (c) subject to Section 6 below, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (i) and (ii) above;

     (d) all additional shares of stock of the Issuer from time to time acquired by the Pledgor in any manner and the certificates representing such additional shares and interests and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for such shares and interests; and

     (e)  all proceeds and products of any of the foregoing.

The Pledgor shall deliver to the Trustee, (A) any stock certificates or other securities or instruments now or hereafter included in the Pledged Collateral (the "Pledged Securities") (duly indorsed to the Trustee in blank or accompanied by stock powers duly executed in blank or) other instruments of transfer satisfactory to the Trustee together with such other instruments and documents as the Trustee may reasonably request; and, (B) all other property comprising part of the Pledged Collateral accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Trustee may reasonably request. Each delivery of such Pledged Collateral shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

     Section 14. Delivery of the Collateral. The Pledgor agrees to deliver or cause to be delivered promptly to the Trustee pursuant hereto any and all certificates or other instruments or documents representing the Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Trustee.

     Section 15. Representations and Warranties. The Pledgor hereby represents, warrants and covenants to and with the Trustee that:

     (a) the Pledged Stock includes all of the outstanding capital stock of the Issuer owned by the Pledgor; the Pledged Stock has been duly authorized and validly issued and is fully paid and non-assessable;

     (b)  except for the security interest granted hereunder, the Pledgor

          (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Stock;

          (ii) holds the same free and clear of all liens, security interests, options or other charges or encumbrances (other than the Lien of Hyatt Gaming in the Pledged Collateral which shall be subordinate to the Lien granted herein to the Trustee);

          (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Pledged Collateral (other than the Lien of Hyatt Gaming in the Pledged Collateral which shall be subordinate to the Lien granted herein to the Trustee);

          (iv) will cause all securities included within the Pledged Collateral to be certificated securities; and

          (v) will cause any and all certificates, instruments or other documents representing or evidencing Pledged Collateral to be forthwith deposited with the Trustee and pledged or assigned thereunder;

     (c) by virtue of the execution and delivery by Pledgor of this Pledge Agreement, when the Pledged Securities delivered to the Trustee in accordance with this Pledge Agreement, and upon the filing of Uniform Commercial Code financing statements in the appropriate filing offices with respect to dividends payable in respect of the Pledged Stock, the Trustee will obtain a valid, legal and perfected first priority lien upon and security interest in the Pledged Collateral as security for the repayment of the Obligations free and clear of all other liens (other than the Lien of Hyatt Gaming in the Pledged Collateral which shall be subordinate to the Lien granted herein to the Trustee);

     (d) the pledge effected hereby is effective to vest in the Trustee, for the benefit of the Trustee and the Holders, the rights of the Trustee in the Pledged Collateral as set forth herein;

     (e) concurrently with the issuance by the Issuer of any additional stock or equity securities to the Pledgor, the Pledgor will pledge and deliver all such stock or securities to the Trustee hereunder;

     (f) this Pledge Agreement is the legal, valid and binding obligation of the Pledgor according to its terms, except as such enforcement may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally; and

     (g) there are no conditions precedent to the effectiveness of this Pledge Agreement which have not been satisfied or waived.

     Section 16. Registration in Nominee Name; Denominations. Subject to compliance with the Gaming Laws and the Liquor Laws:

     (a) The Trustee, on behalf of the Holders, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name, the name of its nominee or the name of the Pledgor, endorsed or assigned in blank or in favor of the Trustee;

     (b) the Pledgor will promptly give to the Trustee copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor; and

     (c) the Trustee shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purposes consistent with this Pledge Agreement.

     Section 17. Voting Rights; Dividends and Interest; etc. Subject to compliance with Gaming Laws and Liquor Laws: unless and until an Event of Default shall have occurred and be continuing:

               (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting rights and other consensual rights accruing to it as the owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Pledge Agreement and the Indenture; provided, however, that the exercise or refrain from exercising of rights could not reasonably be expected, in the best judgment of the Trustee, to have a material adverse effect on the value of the Pledged Collateral or to adversely affect the rights and remedies of the Trustee under this Pledge Agreement or the Indenture or the ability of the Trustee to exercise the same; provided further that the Pledgor shall give the Trustee at least five (5) Business Days written notice of the manner in which it intends to exercise or refrain from exercising on such right;

               (ii) The Pledgor shall be entitled to receive and retain any and all cash dividends and interest paid on the Pledged Collateral to the extent and only to the extent that such dividends and interest payments are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture and applicable laws; provided, that any and all other dividends and distributions and interest made on or in respect of the Pledged Collateral, whether paid or payable in cash, securities or other property and, whether resulting from a subdivision, combination or reclassification, or received in exchange for the principal of or in redemption of, or in exchange for the Pledged Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer thereof may be a party or otherwise, shall be forthwith delivered to the Trustee as part of the Pledged Collateral and, if received by the Pledgor, shall be segregated from and, shall not be commingled by the Pledgor with, any other funds or property held by the Pledgor but shall be held separate and apart therefrom in trust for the benefit of the Trustee and shall be delivered to the Trustee in the same form as so received (with any necessary endorsement or assignment).

          (a) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends and interest which the Pledgor is authorized to receive pursuant to paragraph
               (a)(ii) of this Section 6 shall cease, and all such rights shall thereupon become vested in the Trustee, who shall have the sole and exclusive right and authority to receive and retain as Pledged Collateral such dividends and interest payments; and

               (i) all dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of this
                    Section 6(b) shall be received in trust for the benefit of the Trustee and the Holders, shall be segregated from other property or funds of the Pledgor and shall be immediately delivered to the Trustee in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Trustee pursuant to the provisions of this subdivision (ii) paragraph 6(b) shall be deposited by the Trustee in an account to be established by the Trustee for the benefit of the Trustee and the Holders upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8 hereof.

          (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise or refrain from exercising the voting rights which it is entitled to exercise or refrain from exercising pursuant to paragraph (a)(i) of this
               Section 6 shall, upon notice to the Trustee, cease, and all such rights shall thereupon become vested in the Trustee, which shall have the sole and exclusive right (but not the obligation) and authority to exercise such voting rights. This Section 6(c) shall be deemed a proxy in favor of the Trustee (on behalf of the Holders) to, upon the occurrence and during the continuance of an Event of Default, subject to compliance with Gaming Laws and Liquor Laws, vote the Pledged Collateral in such manner as the Trustee may deem advisable in its sole discretion, which proxy shall survive until such date as all Obligations have been fully and indefeasibly paid in cash and which proxy shall be irrevocable and coupled with an interest in the Pledged Collateral. The Pledgor shall execute and deliver to the Trustee all such proxies, powers of attorney, and other instruments as the Trustee shall request for the purpose of enabling the Trustee to exercise or refrain from exercising the voting rights which it is entitled to exercise or refrain from exercising pursuant to this Section 6(c) during the continuance of such Event of Default.

     Section 18. Remedies upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, subject to compliance with the Gaming Laws and Liquor Laws, whether or not all of the Obligations shall have become due and payable, in addition to its rights under the Indenture and any other Transaction Documents: the Trustee:

               (i) shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Trustee were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

               (ii) may, in its discretion, in its name or in the name of the
                    Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall be under no obligation to do so; and

               (iii) may, upon ten (10) days' prior written notice to the
                    Pledgor, sell, lease, assign or otherwise dispose of all or part of such Pledged Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee, any Holder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which such private sale is to be made shall constitute reasonable notification; however, the Trustee shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

          The Pledgor recognizes that by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the "Securities Act"), and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the Pledgor or the Issuer to register any such Pledged Collateral for public sale.

     18.01 The Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Trustee desires and exercises its right to sell any of the Pledged Collateral pursuant to this Section 7, the Pledgor shall, at any time and from time to time, upon the written request of the Trustee:

          (a) take (or use its best efforts to cause to be taken) such action to prepare, distribute and/or file such documents, as are required or advisable in the opinion of counsel for the Trustee to register the Pledged Securities under the Securities Act to permit the public sale of such Pledged Collateral, including, but not limited to, a public offering and sale of the Pledged Securities pursuant to any applicable federal and state securities laws and regulations, and to cause the registration statement to remain effective for such period as prospectuses are required by law to remain effective;

          (b) indemnify, defend and hold harmless the Trustee and any financial advisor or underwriter from and against any and all loss, liability, expenses, costs, fees and disbursements of counsel (including, without limitation, the cost to the Trustee of legal counsel), and any and all claims (including the costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any respect thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the issuer of such Pledged Securities by the Trustee or the underwriter expressly for use therein; and

          (c) the Pledgor further agrees to use its best efforts to qualify, file or register, or cause the issuer of any Pledged Securities to qualify, file or register, any of the Pledged Securities under applicable state securities laws and regulations as the Trustee may specify and to keep effective, or cause to be kept effective, all such qualifications, filings or registrations.

          The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the foregoing provisions and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements with respect to the foregoing may be specifically enforced.

     Section 19. Payments; Applications. The proceeds of any sale of or other realization upon, all or any part of the Pledged Collateral shall be applied by the Trustee as follows:

               First: to payment of all of the reasonable costs and expenses of the Trustee, including (i) the expenses of such sale, (ii) the out-of-pocket costs and expenses of the Trustee and the fees and out-of-pocket costs and expenses of counsel employed by the Trustee,
          (iii) the payment of all advances made by the Trustee for the account of Pledgor hereunder (including reasonable attorneys' fees), and (iv) the payment of all costs and expenses incurred by the Trustee in connection with the administration and enforcement of this Pledge Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed to the Trustee;

               Second: to the payment in full of the Obligations in a manner consistent with Section 6.10 of the Indenture as the Trustee in its discretion shall decide, based upon additional funds that may be needed to administer an Event of Default;

               Third: the balance, if any, of such proceeds shall be paid to the Pledgor, its successors and assigns, or to whomever may be lawfully entitled to receive the same.

     Section 20. Reimbursement of Trustee. The Pledgor hereby agrees to reimburse the Trustee, on demand, for all reasonable expenses incurred by the Trustee in connection with the administration and enforcement of this Pledge Agreement and agrees to indemnify the Trustee and hold the Trustee harmless from and against any and all liability incurred by the Trustee hereunder or in connection herewith, unless such liability shall have been determined by a final, non-appealable order of a court of competent jurisdiction to have resulted from willful misconduct or gross negligence on the part of the Trustee.

     Section 21. Trustee Appointed Attorney-in-Fact. Except as otherwise provided herein, the Pledgor hereby appoints the Trustee the attorney-in-fact of the Pledgor for the purposes of carrying out the provisions of this Pledge Agreement or taking any action or executing any instrument which the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Trustee shall have the right, upon the occurrence and during the continuance of an Event of Default subject to compliance with Gaming Laws and Liquor Laws, with full power of substitution either in the Trustee's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor constituting Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Trustee or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Trustee.

     Section 22. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor in accordance with Section 12.

     Section 23. Expenses. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the fees and expenses of its counsel and of any experts and Trustees, which the Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral,
                    (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     Section 24.     No Waiver. No delay on the part of the Trustee in the
                    exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Trustee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     Section 25. Notices. Any notice or communication by the Pledgor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

 If to the Pledgor:        [________________________]
                           [________________________]
                           [________________________]
                           Telecopier No.: (___) ___-____
                           Attention: [_______________]

 With a copy to:           Paul, Hastings, Janofsky & Walker, LLP
                           399 Park Avenue
                           New York, NY 10022-4679
                           Telecopier No.: (212) 318-4090
                           Attention: William F. Schwitter, Esq.


 If to the Trustee:        SunTrust Bank
                           225 East Robinson Street, Suite 250
                           Orlando, Florida 32801
                           Telecopier No.: (407) 237-5299
                           Attention: Deborah L. Moreyra

          A copy of any notice provided pursuant to this Pledge Agreement shall also be provided to Hyatt Gaming at its address as set forth in the Management Agreement.

          The Pledgor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     Section 26. Entire Agreement; Amendments. This Pledge Agreement sets forth the entire understanding and agreement of the Pledgor



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

                    and the Trustee, and shall supersede any other agreements and understandings (written or oral) between the Pledgor and the Trustee on or prior to the date of this Pledge Agreement with respect tot he transaction contemplated in this Pledge Agreement. No amendment or modification to any terms of this Pledge Agreement, or cancellation of this Pledge Agreement, shall be valid unless in writing and executed and delivered by both the Pledgor and the Trustee.

     Section 27. Further Assurances. The Pledgor agrees that at any time from time to time, at the expense of the Pledgor, the Pledgor will do such further acts and things, and execute and deliver such additional conveyances, assignments, agreements and instruments, as the Trustee may at any time request in connection with the administration and enforcement of this Pledge Agreement, with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Trustee its rights and remedies hereunder.

     Section 28. Binding Agreement, Assignment. This Pledge Agreement shall be binding upon the Pledgor and the Trustee and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Holders and the Trustee and the respective successors and assigns of the Holders and the Trustee.

     Section 29. Governing Law; Severability. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. If any term or provision of this Pledge Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions at any other time or in any other jurisdiction.

     Section 30. WAIVER OF JURY TRIAL. THE TRUSTEE AND PLEDGOR EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     Section 31. Headings. Section headings used herein are for convenience only, and are not to affect the construction of, or be taken into consideration in interpreting, this Pledge Agreement.

     Section 32. Facsimile; Counterparts. Each party hereto may deliver an executed signature page to this Pledge Agreement by facsimile transmission to each other party, which facsimile copy shall be deemed to be an original executed signature page; provided, however, that such party shall deliver an original signature page to each other party promptly thereafter. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature.

     Section 33. Limitations of Gaming and Liquor Regulations. The Trustee acknowledges that: (a) its rights and remedies with respect to the Pledged Collateral are subject to the limitations and restrictions of the Gaming Laws and/or Liquor Laws which may, among other things, require the Trustee to obtain the prior approval of the Gaming Authority or Liquor License Authority, as applicable, enforcing such laws before taking any action hereunder and to be licensed by such authorities before exercising certain rights and remedies hereunder and
                    (b) the Gaming Laws and Liquor Laws currently prohibit any pledge, hypothecation or transfer of any Gaming Licenses, Liquor Licenses, gambling devices or any interests therein or attachment of any security interest in such licenses or devices.

     Section 34. Conflicts with Indenture. In the event of any conflict between the provisions of this Pledge Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the applicable provisions or definitions or the Indenture shall govern.

     Section 35. Termination. Upon the indefeasible payment in full of all Obligations (other than Unmatured Surviving Obligations) of the Pledgor under the Indenture, the Senior Notes, this Agreement or any other Transaction Document, or upon Legal Defeasance or Covenant Defeasance, the Trustee shall, at the request of the Pledgor, deliver a certificate to the Pledgor stating that such Obligations have been paid in full, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination the Trustee shall, at the Pledgor's expense, execute and deliver to the Pledgor such Uniform Commercial Code termination statements and such other documents as the Pledgor shall reasonably request to effect or evidence the termination and release of such security interest in the Pledged Collateral.

      [remainder of page intentionally left blank; signature page follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement to be duly executed, as of the day and year first above written.

                                           [PLEDGOR]


                                           By: _________________________
                                           Name: _______________________
                                           Title: ______________________



                                           SUNTRUST BANK, as Trustee



                                           By: _________________________
                                           Name: _______________________
                                           Title: ______________________

                                                                      Schedule I
                                                                      ----------

            ______________________ PLEDGED STOCK

                                [to be filled in]




                                       F-1